UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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THE ENSIGN GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

WHEN À	WHERE	WHO CAN VOTE	RECORD DATE

Thursday, May 15, 2025 at 10:00 a.m. PDT	Southland Care Center 11701 Studebaker Road Norwalk, California 90650	Owners of Ensign's issued and outstanding common stock as of the close of business on the record date.	March 20, 2025

Items of Business		Board Recommendation
1	Election of four nominees named in the proxy statement to serve on The Ensign Group's Board of Directors	☑	FOR each director nominee	See pg 3
2	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2025	☑	FOR	See pg 18
3	Advisory approval of the Company's named executive officer compensation	☑	FOR	See pg 38
4	Approval of the amendment to the Ensign Group, Inc. 2022 Omnibus Incentive Plan	☑	FOR	See pg 38

We will also address any other business which may properly come before the Annual Meeting or any adjournment or postponement. Following the formal meeting, management intends to discuss our developments of the past year and respond to questions of general interest to stockholders.

How To Vote
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

Ensign’s Proxy Statement for the 2025 Annual Meeting of Stockholders (the “Proxy Statement”) and 2024 Annual Report on Form 10-K (the “2024 Form 10-K”) are available at www.proxyvote.com.

Your vote is important. Please vote as soon as possible by one of the methods shown below. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand and follow the below instructions:

By Internet	:	You can vote your shares online at www.proxyvote.com

By Phone	(	You can vote your shares by calling 800-690-6903

By Mail	-	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
Date of Mailing
April 4, 2025		Our intended date to mail a Notice of Internet Availability of Proxy Materials.
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you are the registered holder of your shares and are viewing the Proxy Statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the Proxy Statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means that your shares are held of record by a broker, bank or other nominee, you should review the Notice used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the Annual Meeting.
THE ENSIGN GROUP, INC.
BY ORDER OF THE BOARD OF DIRECTORS
BARRY R. PORT
CHIEF EXECUTIVE OFFICER
San Juan Capistrano, California
Dated: April 4, 2025

PROXY STATEMENT
We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders a Notice of Internet Availability of Proxy Materials or "Notice" regarding the Internet availability of the proxy materials. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet if the preference to receive a paper copy was requested. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found on the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by going to www.proxyvote.com and following the instructions. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder elects otherwise.
The enclosed Proxy Statement is solicited by the Board of Directors (the "Board") of The Ensign Group, Inc., ("Ensign") a Delaware corporation, for use at the 2025 Annual Meeting of Stockholders (the "Annual Meeting"). Our principal executive offices are located at 29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675. This proxy statement is first being made available to stockholders on or about April 4, 2025. When used in this Proxy Statement, the terms “we,” “us,” “our” or the “Company” refer to The Ensign Group, Inc. and its consolidated subsidiaries; however, The Ensign Group, Inc. is a holding company and all of our subsidiaries referenced herein are operated by separate, wholly-owned independent subsidiaries that have their own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of “we,” “us,” “our” and similar words in this Proxy Statement are not meant to imply, nor should it be construed as meaning that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the subsidiaries are operated by The Ensign Group, Inc.
The expenses of preparing, assembling, printing and mailing the Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.
Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board.
Voting Securities and Vote Required
Holders of record of Ensign's common stock at the close of business on March 20, 2025 will be entitled to vote at the Annual Meeting. On that date, 57,626,065 shares of the Company's common stock were issued and outstanding. Each share of common stock is entitled to one vote on every matter submitted to the stockholders at the Annual Meeting. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented at the Annual Meeting by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proposal 1: Election of the four named director nominees will require the affirmative approval of a majority of the votes cast with respect to each director's election. A majority of votes cast with respect to a director's election means that the number of votes cast "FOR" a director's election exceeds the number of votes cast "AGAINST" that director's election, with abstentions and broker non-votes not counted as a vote cast either "FOR" or "AGAINST" that director's election. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the four named director nominees.
Proposals 2, 3 and 4: The proposals referenced will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the meeting. In determining whether each proposal has received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as votes against the proposals. Broker non-votes will not have an impact on the outcome of the proposals. Properly executed, unrevoked proxies will be voted FOR Proposals 2, 3 and 4 unless a vote against such proposals or abstention is specifically indicated in the proxy.
Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting in person, you should vote by using one of the methods described in the Notice. You may vote your shares at the Annual Meeting by attending and voting in person, by voting via the Internet or by telephone as described in the Notice, or by having your shares represented at the Annual Meeting by a valid proxy.

While the vote on Proposal 3 is required by law, the vote is not binding, will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, us or our Board. However, the Compensation Committee of our Board will take into account the outcome of the advisory votes when considering future executive compensation decisions.

If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, the Notice of Annual Meeting, this Proxy Statement and our 2024 Form 10-K have been sent directly to you.

Please note that you cannot vote your shares by filling out and returning the Notice. The Notice does, however, include instructions on how to vote your shares.

OUR 2024 YEAR IN REVIEW
Our 2024 continued to be another outstanding year. Our local teams once again posted impressive clinical and financial results and continue to build remarkable momentum in each market across our portfolio while committing to clinical excellent care to our patients everyday. After another record year, we are excited about the many opportunities to continue to grow this effort by capturing the enormous upside in our portfolio as we relentlessly focus on the fundamentals across the organization.
Operational Performance

Our operational performance highlights in 2024 include:

•Same Facility(1) occupancy during the year ended December 31, 2024 was 81.3% compared to 79.2% in the same period in 2023.
•Same Facility(1) skilled mix remained strong as we continued to provide a higher level of acuity across the portfolio.
•Third-party nursing agencies usage declined from prior year, representing a reduction in agency usage of 61% since its peak in December 2022.
•We expanded our portfolio by adding 31 operations across ten states and 17 real estate properties, expanding our presence into Tennessee.

Financial Results

Our 2024 financial highlights include:

•Consolidated revenue was at an all-time high and up 14.2% compared to last year.
•Over the last five years, our total revenue increase represents a 15.9% compound annual growth rate (CAGR) and our diluted EPS growth represents a 25.6% CAGR.
•The Company’s liquidity remains strong. We generated cash flow from operations of $347.2 million while maintaining strong balance sheets.
•The Company continued its long history of paying and increasing dividends.

We are very proud by what we were able to accomplish in 2024. The results we achieved were possible due to the innovative approaches and strategic partnerships which supported our multiple year growth in occupancy improvements and continue to enable us to gain additional market share. These key initiatives together with our dedication to our cultural and operational fundamentals resulted in strong 2024 results. We also know there are so many opportunities in front of us to optimize operational efficiencies and drive occupancy and skilled mix as we continue to successfully unlock value and opportunity in the dozens of recently acquired operations. When we consider the current health of our organization, combined with our culture and proven local leadership strategy, we are well-positioned to have another outstanding year in 2025.

CORPORATE GOVERNANCE

We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for stockholders and to oversee the management of the Company's business. Our governance structure is designed to enable independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our stockholders.

1 Same Facility results represent all facilities purchased prior to January 1, 2021.

Our Board continues to evaluate the Company’s corporate governance policies and practices to ensure that the right mix of individuals are present in our boardroom to best serve the stockholders we represent by ensuring effective oversight of our strategy and management. We are committed to maintaining the highest standards of corporate governance and have established a strong and effective framework by which the Company is governed and reviewed.

The Company has a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms and each class as nearly equal in number as possible as determined by our Board. As a result, a portion of our Board will be elected each year.

Proposal 1:
Election of Directors

Recommendation of the Board:	FOR each director nominee	✓
Upon the recommendation of the Nominating and Corporate Governance Committee, our Board, including its independent directors, selected and approved Dr. Ann S. Blouin, Dr. John O. Agwunobi and Mr. Barry R. Port as nominees for election as Class III directors, the class being elected at the Annual Meeting. Each nominee is to serve for a term of three years, expiring at the 2028 annual meeting of stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal.

Also, upon the recommendation of the Nominating and Corporate Governance Committee, our Board, including its independent directors, selected and appointed Mr. Mark V. Parkinson for service on the Board of Directors for a term starting on October 21, 2024 and ending on the date of the Company’s 2025 Annual Meeting. In addition, Mr. Mark V. Parkinson is a nominee for election as a Class II director. If Mr. Mark V. Parkinson is elected to serve as a director for the initial two-year term, the Board of Directors anticipates that Mr. Mark V. Parkinson will be nominated for election to serve a three-year term as a Class II director at the 2027 Annual Meeting with a term that would expire in 2030. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.

Dr. Ann S. Blouin, Dr. John O. Agwunobi, Mr. Mark V. Parkinson and Mr. Barry R. Port currently serve as members of our Board and if elected have agreed to continue to serve on the Board and on the committees set forth below. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. This proxy cannot be voted for a greater number of persons than four and cumulated voting is not permitted.

			Committee Membership
Name	Age	Director Since	Board of Directors	Audit Committee	Quality Assurance & Compliance	Nominating & Corporate Governance	Compensation
Ann S. Blouin	72	2018	✓		Chair	✓
John O. Agwunobi	60	2023	✓	✓	✓
Mark V. Parkinson	67	2024	✓		✓	✓
Barry R. Port	50	2019	✓		✓

Background information regarding the nominees and all other directors as of March 20, 2025, including some of the attributes that led to their selection, appears below. In addition, the Board firmly believes that the experience, attributes and skills of any single director nominee should not be viewed in isolation, but rather in the context of the experience, attributes, and skills that all director nominees bring to the Board as a whole, each of which contributes to the function of an effective Board.

Determinations Regarding Director and Nominee Independence
The Company's common stock is listed on the Nasdaq Global Select Market. The Nasdaq Listing Rules require that a majority of the members of a listed company’s board of directors qualify as “independent”. After review of all of the relevant transactions or relationships between each director (and his or her family members) and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that each of Drs. Ann S. Blouin and John O. Agwunobi, Ms. Swati B. Abbott, and Messrs. Daren J. Shaw, Barry M. Smith and Mark V. Parkinson are "independent" within the meaning of the applicable Nasdaq Listing Rules.
Further, each member of our Board serving on our Audit Committee, Compensation and Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable Nasdaq Listing Rules and, as applicable, the Securities Exchange Act of 1934, as amended (the "Exchange Act").

NOMINEES AND DIRECTORS

The following biographical information sets forth certain information with respect to the nominees for election as well as the continuing directors whose terms expire at the annual meeting of stockholders in 2026 and 2027. The information is current as of March 20, 2025. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board in light of our business.

Nominees for Election to the Board of Directors

Class III Directors with Terms Ending at the 2028 Annual Meeting of Stockholders

Ann S. Blouin	AGE	DIRECTOR SINCE	COMMITTEES
Director	72	2018	Quality Assurance & Compliance (Chair) and Nominating & Corporate Governance
Experience
Dr. Blouin has served as a member of our Board since November 2018. Dr. Blouin retired in 2018 from her role as Executive Vice President of Customer Relations at The Joint Commission, an independent, nonprofit organization that accredits U.S. health care organizations and programs. Prior to that, she served as Executive Vice President of Accreditation and Certification Operations from 2008 to 2012. In both roles, she provided leadership in aligning the strategic and operating goals of the organization with its client base. The Joint Commission has accreditation and certification programs across the care continuum, including long-term care. With more than 30 years of health care administration, consulting and clinical nursing experience, Dr. Blouin has held key senior leadership positions at community teaching hospitals and academic medical centers. While serving in key leadership roles with the consulting firms of Deloitte LLP, Ernst & Young Global Limited, Cap Gemini SE and Huron Consulting Group, she worked with multiple health systems across the United States and Canada to help them improve operating cost efficiency and effectiveness, revenue management, care coordination, and quality and patient safety. Since May 2018, Dr. Blouin has served as President of PSQ Advisory, a consulting firm specializing in quality, safety, nursing and clinical care. In this capacity, she collaborates with boards and senior leadership to deliver strategic guidance on patient care quality and safety for America's health systems. In addition, Dr. Blouin also serves on the Institute for Healthcare Improvement Board of Directors and as an editorial advisor for the Journal of Nursing Administration. Dr. Blouin is an Assistant Professor at Loyola University of Chicago. Dr. Blouin earned her Doctor of Philosophy (PhD) in Nursing Sciences and Master in Business Administration (MBA) from the University of Illinois at Chicago. Dr. Blouin received her Master of Science in Nursing (MSN) from Loyola University of Chicago, and Bachelor of Science in Nursing (BSN) from Lewis University in Romeoville, Illinois. We believe that Dr. Blouin’s extensive experience and leadership supports the conclusion that she should serve as one of our directors.

John O. Agwunobi	AGE	DIRECTOR SINCE	COMMITTEES
Director	60	2023	Audit Committee and Quality Assurance & Compliance

Dr. Agwunobi has held several positions in both the public and private sector. He assumed the role of Chief Executive Officer in March 2020 and Chairman in April 2020 at Herbalife Nutrition Inc., a multinational multi-level marketing corporation that develops and sells dietary supplements, holding both positions until October 2022. Previously, Dr. Agwunobi served as Chief Health and Nutrition Officer at Herbalife, responsible for training, education, science strategy and product development since 2016. He has also served as Co- President of Herbalife from May 2018 to March 2020. Prior to joining Herbalife, Dr. Agwunobi was an independent consultant, advising a number of privately-held health-related companies, including serving as an advisory board member of Shopko Stores Operating Co., LLC on behalf of the private equity firm Sun Capital Partners. He also served as a member of the board for Magellan Health Inc., a for-profit managed health care company, focused on special populations, complete pharmacy benefits and other specialty areas of healthcare from December 2014 to June 2019. From September 2007 to April 2014, Dr. Agwunobi served as Senior Vice President and President of Health and Wellness for Wal-Mart (NYSE: WMT) in the United States where he grew the business and provided insight and advice on the company’s health reform position. From December 2005 to September 2007, he served as the Assistant Secretary of Health for the U.S. Department of Health and Human Services, where he was responsible for disease prevention and health promotion. His responsibilities included the oversight of the Centers for Disease Control, National Institute of Health, the U.S. Food and Drug Administration, the Office of the U.S. Surgeon General, and numerous other public health offices and programs. Dr. Agwunobi currently serves as a director for bluebird bio Inc. (NASDAQ: BLUE), a biotechnology company committed to developing gene therapies for severe genetic diseases, a post that he has held since June 2017. He is also currently serving as a member of the board of the U.S. African Development Foundation and has been serving in that capacity since 2008. We believe that Dr. Agwunobi's extensive experience in public health programs and governmental agencies relevant to the healthcare industry support the conclusion that he should serve as one of our directors.

Barry R. Port	AGE	DIRECTOR SINCE	COMMITTEES
Chief Executive Officer and Director	50	2019	Quality Assurance & Compliance
Experience
Mr. Port has served as Chief Executive Officer since May 2019 and is a member of our Board of Directors. He is also a member of the Board of Directors for the American Health Care Association (AHCA) and has co-chaired Partners Advancing Post-Acute Care (formerly CPAC), an organization that advocates for over 14,000 facilities in the post-acute care sector, since 2024. Before becoming CEO, Mr. Port served as Chief Operating Officer at Ensign Services, Inc. from January 2012 to May 2019, overseeing field support and back-office services for affiliated skilled nursing and senior living operations nationwide. Prior to that, he was President of Keystone Care, Inc. from March 2006 to December 2011, where he supervised facilities across Texas. Earlier in his career, he held various operational roles managing affiliated skilled nursing campuses in Arizona and Texas. Mr. Port earned a Bachelor’s Degree from Brigham Young University and holds Master’s Degrees in Business Administration and Health Services Administration from the W.P. Carey School of Business at Arizona State University. We believe that Mr. Port’s extensive operating experience, his leadership and business skills, support the conclusion that he should serve as one of our directors.

Class II Directors with Terms Ending at the 2027 Annual Meeting of Stockholders

Mark V. Parkinson	AGE	DIRECTOR SINCE	COMMITTEES
Director	67	2024	Quality Assurance & Compliance and Nominating & Corporate Governance
Experience
Mr. Parkinson has held several positions in both the public and private sector and is currently the Principal of the American Health Care Association and the National Center for Assisted Living (AHCA/NCAL), which represents more than 14,000 nursing homes, assisted living communities, and intermediate care facilities for individuals with disabilities. Previously, Mr. Parkinson was the association’s President and CEO for 14 years from 2011 to 2024. Under Mr. Parkinson’s leadership, AHCA/NCAL focused on delivering policy solutions to Congress and the Executive Branch, with a special emphasis on quality care. During his tenure, AHCA/NCAL remained the largest association in long term care and enjoyed record membership. Prior to his role as President and CEO for AHCA/NCAL, Mr. Parkinson served as the 45th Governor of the State of Kansas from 2009 to 2011, the 47th Lieutenant Governor of the State of Kansas from 2007 to 2009, and a Kansas state legislator. He also built, owned, and operated nursing home and senior living facilities in Kansas and Missouri between 1996 and 2006. Mr. Parkinson earned his Bachelor of Arts degree from Wichita State University and his Juris Doctor from the University of Kansas. We believe that Mr. Parkinson's extensive experience in public health programs and governmental agencies relevant to the healthcare industry support the conclusion that he should serve as one of our directors.

Continuing Members of the Board of Directors

Class I Directors with Terms Ending at the 2026 Annual Meeting of Stockholders

Barry M. Smith	AGE	DIRECTOR SINCE	COMMITTEES
Lead Independent Director	71	2014	Compensation Committee and Nominating & Corporate Governance (Chair)
Experience
Mr. Smith has served as a member of our Board of Directors since 2014. He most recently served as Chairman and Chief Executive Officer of Magellan Health, Inc. (NASDAQ: MGLN), the nation’s largest provider of behavioral health services and a leading national provider of radiology benefit management services, specialty pharmacy and prescription benefit management services, since 2013. He retired from Magellan at the end of 2019. He founded and served as Chairman, President and Chief Executive Officer of VistaCare, Inc., a national provider of hospice services, from 1996 to 2002, and he served as Chairman of VistaCare in 2003. From 1990 through 1995, Mr. Smith served as Chairman and Chief Executive Officer of Value Rx, Inc., which was then one of the country’s largest pharmacy benefit management companies and, prior to that, served as vice president of operations for PCS Health Systems, also a pharmacy benefit management firm. We believe Mr. Smith’s extensive experience as a proven and experienced leader in numerous healthcare businesses that are closely related to our businesses and his valuable strategic and other management insights support the conclusion that he should serve as one of our directors.

Swati B. Abbott	AGE	DIRECTOR SINCE	COMMITTEES
Director	61	2020	Audit Committee, Compensation Committee (Chair), and Nominating & Corporate Governance
Experience
Ms. Abbott has served as a member of our Board since January 2020. Ms. Abbott most recently served as the President and Chief Executive Officer of Health Intelligence Company LLC, doing business as Blue Health Intelligence, a healthcare data and analytics company, from May 2011 to March 2022. Prior to joining Blue Health Intelligence, Ms. Abbott served as the president of MEDai, Inc., an industry leader in AI based predictive analytics, prior to its acquisition by Reed Elsevier in 2008. She also served as Managing Director for the Medical Management Strategic Business Unit at ViPS. Currently, Ms. Abbott also serves on the board of TalkSpace, Inc. (NASDAQ: TALK), an online and mobile therapy company. She also served as a Director of Magellan Health Inc. (NASDAQ: MGLN) from May 2018, until its acquisition by Centene in January 2022. We believe that Ms. Abbott's extensive experience and leadership in the healthcare services industry supports the conclusion that she should serve as one of our directors.

Suzanne D. Snapper	AGE	DIRECTOR SINCE	COMMITTEES
Chief Financial Officer, Executive Vice President and Director	51	2022	Quality Assurance & Compliance

Ms. Snapper has served in a multifaceted role within the Company since joining in April 2007. With a proven track record in corporate finance, Ms. Snapper was instrumental in the spin-offs of Care Trust REIT (NASDAQ: CTRE) in 2014 and Pennant Group (NASDAQ: PNTG) in 2019, implementing strategies to meet market needs and enhance shareholder value. She also played a key role in forming Standard Bearer REIT in 2022, driving financial structuring and growth initiatives that solidified the Company's leadership in real estate investment. Since August 2009, she has served as our Chief Financial Officer, following her role as Vice President of Finance upon joining Ensign in 2007, overseeing various critical functions including accounting, finance, information technology, tax, internal controls, investor relations, managed care, treasury, and finance risk management. She has served as a member of our Board of Directors since 2022. We believe that Ms. Snapper's leadership experience, her knowledge of our business and operations, and extensive finance experience with public companies, support the conclusion that she should serve as one of our directors.

Class II Directors with Terms Ending at the 2027 Annual Meeting of Stockholders

Christopher R. Christensen	AGE	DIRECTOR SINCE	COMMITTEES
Co-founder, Executive Chairman and Chairman of the Board	56	Formation in 1999
Experience
Mr. Christensen assumed the role of President in 1999 and was our Chief Executive Officer from April 2006 until May 2019. On May 30, 2019, he transitioned to the position of Executive Chairman and Chairman of the Board. Since the establishment of the Company in 1999, Mr. Christensen has been a pivotal member of our Board of Directors. Before founding Ensign, he held the position of acting Chief Operating Officer at Covenant Care, Inc., a prominent long-term care provider based in California. Mr. Christensen has been instrumental in guiding our Company's growth and development since its inception. Additionally, as a co-founder of both The Pennant Group, Inc. (NASDAQ: PNTG) and Care Trust REIT, Inc. (NASDAQ: CTRE), he assumed board roles for both companies upon their public listings and has remained an active member of The Pennant Group's board from 2019 to the present day. We believe that Mr. Christensen’s important role in our history, the creation of our culture, the financial discipline of our balance sheet and overall management of our Company and its independent subsidiaries support the conclusion that he should serve as one of our directors and chairman.

Daren J. Shaw	AGE	DIRECTOR SINCE	COMMITTEES
Director	68	2012	Audit (Chair) and Compensation Committee
Experience
Mr. Shaw has served as a member of our Board since March 2012. Mr. Shaw also serves as a member of the board of trustees of Keystone Private Income Fund, a registered closed-end investment company. Mr. Shaw has served for more than 35 years in leadership capacities with several financial services firms. In 2019, he retired as a Managing Director of the Investment Banking Group at D.A. Davidson & Co., a middle-market full-service investment banking firm. While at D.A. Davidson & Co., Mr. Shaw served on the Senior Management Committee and board of directors and served as the lead investment banker in a wide variety of transactions, including public stock offerings, private placements, and mergers and acquisitions. Previously, Mr. Shaw served for 12 years with Pacific Crest Securities, in various roles, including Managing Director. Mr. Shaw's previous leadership positions at several investment banking firms provide him with valuable financial understanding, and supports his role as Chair of our Audit Committee. We believe that Mr. Shaw’s extensive experience and leadership in working with financial institutions supports the conclusion that he should serve as one of our directors.

BOARD STRUCTURE AND PRACTICES

Our Executive Chairman and Chairman of the Board, Christopher R. Christensen, is one of the Company's founders and is the former Chief Executive Officer and President. The role of the Executive Chairman of the Board is to provide governance and leadership to the Board, including helping to organize the Board's work and ensuring that its members have accurate and timely information to effectively carry out their responsibilities.

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board. The Board has determined that not having the Company's Chief Executive Officer also serve as Chairman of the Board is in the best interest of the Company's stockholders at this time. However, the Board has determined that having the Company's former Chief Executive Officer serve as the Executive Chairman of the Board is in the best interest of the Company stockholders because of the former Chief Executive Officer's extensive knowledge of the Company and its industry, and serves to foster greater communication between the Company's management and the Board.

The Board established the position of a Lead Independent Director (the “Lead Independent Director”), to designate a non-employee independent director of the Board to serve as such Lead Independent Director, and to have such Lead Independent Director serve in a lead capacity to, among other things: (i) coordinate the activities of the other independent directors of the Board; (ii) provide guidance and assistance to the Company’s management and a liaison with the Chairman and management; (iii) evaluate the Board and Committee performance, effectiveness and composition; (iv) communicate to stockholders; and (v) perform such other duties and responsibilities as the Board of Directors or the other independent directors may determine, from time to time.

Below are some highlights of our corporate governance practices:

Board Structure and Practices		Board's Role in Risk Oversight
w	Each of our Board members is elected at least every three years.	w	Our Board actively oversees the Company's risk and enterprise-wide risk management process in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders.
w	We have majority voting for our director elections.
w	Six of our Board members are independent, in accordance with Nasdaq Listing Rules and our Corporate Governance guidelines at investor.ensigngroup.net/governance.	w	Our Board focuses on effective risk oversight to set the Company's tone and culture towards effective risk management by developing and establishing a mutual understanding with management of the Company's risk philosophy and overall appetite for risk.
w
Our Lead independent Director helps to facilitate free and open discussion and communication among the independent directors of the Board and between the Board and management. Our Lead Independent Director guidelines are at investor.ensigngroup.net/governance.
		w	Our Board is actively involved with management assessment of existing risk management processes and how management identifies, assesses and manages the Company's most significant risk exposures. Our Board expects frequent updates from management about the Company's most significant risks so as to enable it to evaluate whether management is responding appropriately.
w	We have adopted a process to enable stockholders to nominate directors in accordance with our Bylaws
w	Our independent directors meet frequently in executive session.	w	Our Board is actively engaged in managing talent and long-term succession planning for executives.

Our Board relies on each of its sub-committees (the "Board Committees") to help oversee the risk management responsibilities relating to the functions performed by such Board Committees. Each of the Board Committees are required to make regular reports of its actions and communicate any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

†Our Audit Committee periodically discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.
†Our Compensation Committee helps the Board to identify the Company's exposure to any risks potentially created by our compensation programs and practices. For a further discussion of how the Compensation Committee helps mitigate this risk, see the section titled "Compensation Discussion and Analysis - Compensation Policy and Objectives".
†Our Nominating and Corporate Governance Committee helps the Board establish qualifications for a director nominee, including qualities and skills. They oversee the corporate governance policies, procedures and guidelines for the Company.
†Our Quality Assurance and Compliance Committee oversee risks relating to the Company's policies and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law.

Key Focus Areas

Business Strategy

Our Board is committed to delivering high-quality healthcare services to the local communities we serve. Our business strategy is focused on expanding our reach and improving patient outcomes through the implementation of care pathways based on the unique needs of each community. The Board strategy is to advise management on positioning our organization to ensure that our services meet the needs of our residents, and employees. Our Board does this through supporting and advising on both short and long term strategic initiative that foster our core values and mission.

People

The Board and management share a fundamental belief that people matter. Our team members were indispensable and responsive during the global pandemic to save and improve thousands of lives. Their dedication and efforts continue to beneficially impact our employees and patients. Their strength and willpower to do everything to care for our patients and the healthcare community have impacted lives of individuals, clinical quality and the long-term care industry.

Risk Oversight

The Board regularly considers our risk profile when reviewing our overall business strategy. Individual performance objectives of the executive leadership team are aligned with the Company’s top enterprise-wide risks.

Engaging with Our Stockholders
Management and directors engage with our stockholders throughout the year in a variety of forums. Members of the executive management team attended meetings and presented at conferences. Our interactions cover a broad range of governance and business topics, including proxy access, board elections, compensation practices, peer group composition, business strategy and environmental and social issues. Our engagement activities provide us with a valuable understanding of our stockholders' perspectives and an opportunity to share views with them. We look forward to maintaining an open line of dialogue with our stockholders.

We encourage you to visit the Governance area of the "Investor Relations" section of our website (http://investor.ensigngroup.net/governance) where you will find detailed information about our corporate governance practices and policies including each of our Committee's Charters. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

The Company's Director Nomination Process

Our Nominating and Corporate Governance Committee oversees the director nomination process. This committee is responsible for assisting the Board in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board are expected to possess. These criteria include the candidate's personal and professional integrity, the candidate's financial literacy or other professional or business experience relevant to an understanding of the Company and our business, the candidate's demonstrated ability to think and act independently and with sound judgment, and the candidate's ability to be effective, in conjunction with other members or nominees of the Board in collectively serving the long-term interests of the Company and our stockholders. Our Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become members of our Board. Our Nominating and Corporate Governance Committee then recommends that our Board select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of stockholders.

We believe it is important to have an appropriate mix of experience and skills for the optimal functionality of the Board. Our Nominating and Corporate Governance Committee charter requires that the committee considers each candidate's qualities and skills and our Nominating and Corporate Governance Committee considers each candidate's background, ability, judgment, skills and experience in the context of the needs and current make-up of the Board when evaluating director nominees. The Board believes it is important for each member of the Board to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, laws and regulations, government relations and relevant industries, especially the healthcare and skilled nursing industries. These considerations help the Board as a whole to have the appropriate mix of characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the Nominating and Corporate Governance Committee reviews and evaluates its performance, including overall composition of the Board and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of our Company. The Nominating and Corporate Governance Committee considers all of the criteria described above in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees. The number of our directors that have special expertise in the following skills and experience are shown below:

Leadership	9/9	Financial Expertise	9/9
People and Culture	9/9	Public Policy and Government	7/9
Corporate Governance	9/9	Healthcare Experience	8/9
Risk Management	9/9	Innovation, Technology, Privacy and Security	4/9

Nomination Right of All Stockholders under Section 3.02 of our Bylaws. Pursuant to Section 3.02 of our amended and restated bylaws (our “Bylaws”), any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders. To do so, the stockholder must comply with the timely notice, information and consent provisions contained in our Bylaws. In order for an eligible stockholder's director nomination to be timely, the stockholder must deliver written notice to our corporate Secretary: (i) in the case of an annual meeting, not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting of stockholders was held in the previous year or the annual meeting of stockholders is called for on a date that is not within 30 days of such anniversary date, notice by the stockholder must be so received no earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the 60th day prior to such annual meeting of stockholders or not later than the close of business on the 10th day following the day on which public disclosure of the date of the meeting was made by the Company, whichever occurs first, or (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by the Company, whichever first occurs. The written notice must include the information about the director nominee that is required to be provided pursuant to Section 3.02(a)-(i) of our Bylaws and the written consent of each proposed nominee to serve as a director if so elected. Notwithstanding the foregoing, in order to include information with respect to a stockholder nomination in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must comply with the requirements of the Exchange Act, and the regulations promulgated thereunder. The presiding officer of an annual meeting of stockholders shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Right of All Stockholders to Recommend Director Nominees to the Nominating and Corporate Governance Committee. Pursuant to Section 5 of the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee will consider nominees for the Board recommended by stockholders. If an eligible stockholder wishes to recommend a director nominee to the Nominating and Corporate Governance Committee, he or she should submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Secretary of the Company, Chad A. Keetch, The Ensign Group, Inc., 29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675, by the deadline for stockholder proposals set forth in the Company's last proxy statement, specifying the information about the director nominee that is required to be provided pursuant to Section 5 of the Nominating and Corporate Governance Committee charter. All such recommendations will be brought to the attention of the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee shall evaluate such suggested director nominees in accordance with the same criteria applicable to the evaluation of all director nominees. The Nominating and Corporate Governance Committee is not required to include, or recommend to the Board for inclusion in the proxy statement, any proposed director nominees of the Board who are recommended by stockholders through this process.
Committees of the Board of Directors and Related Matters
During fiscal year 2024, our Board had four standing Board Committees: the Compensation Committee, the Audit Committee, the Nominating and Corporate Governance Committee, and the Quality Assurance and Compliance Committee. The Board, upon recommendation of the Nominating and Corporate Governance Committee, makes Board Committee and Board Committee chair assignments annually at its meeting immediately preceding the annual meeting of stockholders, although further changes to committee assignments are made from time to time as deemed appropriate by the Board. The Board Committees operate pursuant to written charters, copies of which are available on our website at investor.ensigngroup.net/governance. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
Attendance at Board, Committee and Annual Meetings

During the year ended December 31, 2024, our Board met five times. Each of the directors attended at least 75 percent of the meetings of our Board and the meetings of any of our Board Committees on which they served that were held during the term of each director. Our Board and the Board Committees also acted by way of unanimous written consents five times during the year ended December 31, 2024. In addition, the Compensation Committee, the Audit Committee and the Board met, at times, without management present in executive session. During the year ended December 31, 2024, the Audit Committee met at least once without management present in executive session.

Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting of Stockholders, we encourage our directors to attend. At the 2024 Annual Meeting, all eight members of the Board were in attendance and we expect that at least a majority of our Board will attend the 2025 Annual Meeting.
An overview of the current composition of each Board Committee and the Board composition matrix is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee	Quality Assurance and Compliance Committee
Christopher R. Christensen «
Daren J. Shaw	●	C
John O. Agwunobi		●		●
Ann S. Blouin			●	C
Swati B. Abbott	C	●	●
Barry M. Smith O	●		C
Mark V. Parkinson			●	●
Barry R. Port				●
Suzanne D. Snapper				●
● Member
C Chair
« Chairman of the Board
O Lead Independent Director

Board Composition Matrix (as of April 4, 2025)
Total Number of Directors	9
Average Age	62
Average Tenure (Years)	8
Part I: Gender Identity	Female	Male
Directors	3	6
Part II: Demographic Background
Asian	1	—
African American	—	1
White	2	5
We included our Board of Directors composition statistics as of April 5, 2024 in our proxy statement for our annual meeting of stockholders held in 2024.

COMPENSATION COMMITTEE

Committee Members	The primary functions of the Compensation Committee include:
Swati B. Abbott (Chair)	●	developing and reviewing policies relating to compensation and benefits;

Barry M. Smith	●	determining or recommending to our Board the cash and non-cash compensation of our executive officers;

Daren J. Shaw	●	evaluating the performance of our executive officers and overseeing management succession planning;

Number of Meetings in Fiscal Year 2024: 6	●	administering or making recommendations to our Board with respect to the administration of our equity-based and other incentive compensation plans; and
	●	overseeing the preparation of the Compensation Discussion and Analysis and the related Compensation Committee Report for inclusion in our annual proxy statement.

All members of the Compensation Committee are independent directors, as such term is defined in the Nasdaq Listing Rules. The Compensation Committee has not delegated any powers or authority to the Chief Executive Officer or any other executive officer of the Company in determining executive officer compensation. On a routine basis, our Compensation Committee retains the services of a national consulting firm to assist in the development and validation of our executive compensation and incentive programs. The Compensation Committee used the most recent study to enhance, validate and refine the executive compensation and incentive program in 2024. For a discussion of the processes and procedures for determining executive and director compensation and the role of compensation consultants in recommending the amount or form of compensation, see the “Compensation Discussion and Analysis” section.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members	The primary functions of the Nominating and Corporate Governance Committee include:
Barry M. Smith (Chair)	●	assisting the Board in establishing the minimum qualifications for a director nominee, including the qualities and skills that members of our Board are expected to possess;

Ann S. Blouin	●	management succession planning;
Mark V. Parkinson*	●	developing, assessing, and recommending corporate governance policies to our Board;
Swati B. Abbott	●
selecting, or recommending that our Board selects, the director nominees for election at the next annual meeting of stockholders, or to fill vacancies on our Board occurring between annual meetings of stockholders;

Number of Meetings in Fiscal Year 2024: 5	●	identifying and evaluating individuals qualified to become members of our Board, consistent with criteria approved by our Board and our Nominating and Corporate Governance Committee; and
●
overseeing the Company's Environmental, Social and Governance (ESG) and Unity Committee initiatives, goals and practices. This includes oversight of the ESG Committee's focus on the Company's sustainability risks related to quality of care and patient safety, data protection, employee relations and the management of energy and waste.

All members of the Nominating and Corporate Governance Committee are independent directors, as such term is defined in the Nasdaq Listing Rules.
*On October 21, 2024, Mr. Parkinson was appointed to the Nominating and Corporate Governance Committee.

QUALITY ASSURANCE AND COMPLIANCE COMMITTEE

Committee Members	The primary functions of the Quality Assurance and Compliance Committee include:
Ann S. Blouin (Chair)	●	overseeing our officers' response, as appropriate, to compliance and quality control issues and corrective actions;

Barry R. Port	●	overseeing a system for internal monitoring and auditing of compliance and quality control issues;

John O. Agwunobi	●	designating a corporate compliance officer, and functioning as the compliance committee to which such compliance officer reports;

Mark V. Parkinson*	●	ensuring that means exist for the delivery of appropriate compliance training and education to the officers and employees of our independent subsidiaries; and

Suzanne D. Snapper	●	overseeing the promulgation, and the updating from time to time as appropriate, of a written corporate compliance program that substantially conforms to the Office of the Inspector General Program Guidance for Nursing Facilities, including written policies, procedures and standards of conduct, as well as disciplinary guidelines to assist officers and employees charged with direct enforcement responsibility.

Number of Meetings in Fiscal Year 2024: 4

Of the members of the Quality Assurance and Compliance Committee Dr. Blouin, Dr. Agwunobi and Mr. Parkinson are all independent directors, as such term is defined in the Nasdaq Listing Rules.
*On October 21, 2024, Mr. Parkinson was appointed to the Quality Assurance and Compliance Committee.

AUDIT COMMITTEE

Committee Members	The primary functions of the Audit Committee include:
Daren J. Shaw (Chair)	●	overseeing the Company's compliance programs and any legal or regulatory matters that may have a material impact on the Company's financial statements;

John O. Agwunobi	●	overseeing portions of our code of ethics and business conduct that relate to the integrity of our financial reports.

Swati B. Abbott	●	overseeing the functioning of our internal controls and overseeing and participating in the resolution of internal control issues, where identified;

Number of Meetings in Fiscal Year 2024: 5	●	reviewing and approving our transactions with related persons;
	●	pre-approving audit and permissible non-audit services to be performed by our independent accountants, and the fees to be paid in connection therewith;
	●	overseeing the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and the conduct of the annual independent audit of our financial statements;
	●	overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
	●	overseeing the conduct of our financial reporting process and the integrity of our financial statements and other financial information provided by us to the public or any governmental or regulatory body;
	●	setting the "tone at the top" and emphasizing the importance of an environment that supports integrity in the financial reporting process;
	●	overseeing processes for monitoring auditor independence;
	●	overseeing implementation of new accounting standards;
	●	communicating with the outside auditor on matters related to the conduct of the audit and on critical audit matters expected to be described in the auditor's report;
	●	reviewing and understanding non-GAAP measures, and related company policies and disclosure controls; and
	●	overseeing the Company’s cybersecurity risk management program, policies, and procedures.

All members of the Audit Committee are independent directors, as such term is defined in the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. Each member of our Audit Committee can read, and has an understanding of, fundamental financial statements. Our Board has determined that each of the members of the Audit Committee qualify as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. This designation is a disclosure requirement of the SEC related to Mr. Shaw, Dr. Agwunobi and Ms. Abbott's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Shaw, Dr. Agwunobi and Ms. Abbott any duties, obligations or liability that are greater than those generally imposed on them as a member of our Audit Committee and our Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board. Representatives of our independent registered public accounting firm and our internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee.

DIRECTOR COMPENSATION

In fiscal year 2024, our Executive Chairman and Chairman of the Board, Chief Executive Officer and Chief Financial Officer each received their annual salary, which is disclosed in our Executive Compensation section and no additional compensation is paid for serving on the Board. Each of our non-employee directors received an annual retainer of $30,000. In addition, each non-employee member of the Board Committees received the following retainers:

	Chair	Member
Committees	Retainer	Retainer
Audit	$30,000	$10,000
Quality Assurance and Compliance	30,000	6,000
Nominating and Corporate Governance	12,000	2,000
Compensation	15,000	3,000

We do not compensate our non-employee directors other than for their service on our Board or Board Committees. Compensation for Board and Board Committee service is partially based upon relevant market data that we obtain by reviewing director compensation by other public companies in the skilled nursing industry as well as in consultation with Willis Towers Watson. To establish board compensation, our Compensation Committee reviews the published director compensation information of other healthcare and real estate investment trust companies, including National Healthcare Corporation, Amedisys, Inc., Encompass Healthcare Corp., LTC Properties, Inc., Omega Healthcare Investors, Inc., Welltower Inc., Select Medical Holdings Corp., CareTrust REIT Inc., PACS Group, Inc., and National Health Investors, Inc. Based on these reviews, the Compensation Committee sets its annual retainers for outside directors and retainers to the chairpersons of each Board Committee at levels that we believe are comparable to the median cash compensation paid to directors of these companies.

Our 2022 Omnibus Incentive Plan (the "2022 Plan") contains an automatic stock grant program (the "Automatic Stock Grant Program") for our non-employee directors. Each non-employee director receives a quarterly restricted stock grant on the 15th day of the month following each quarter end and such shares will vest over a three-year period, beginning with the first anniversary of the grant date. Directors elected to fill less than a three-year term will receive a pro rata stock award.

All unvested restricted stock grants will become fully vested on the date any such non-employee director ceases serving on the Board unless such director is removed for cause. Pursuant to the Automatic Stock Grant Program, Board members receiving stock grants must maintain ownership of a minimum of thirty-three percent (33%) of the cumulative shares granted to him or her. Our Board and Compensation Committee considered the total compensation paid to directors of the peer group companies named above in deciding to award these automatic stock awards. However, our Board and Compensation Committee, with reference to the most recent Willis Towers Watson study, determined the amount of stock awards based upon what they considered to be an appropriate incentive for board service to our Company, and they did not attempt to base this number upon the amount awarded to directors of these other companies. Our Board has also determined that it may be necessary to provide additional incentives to prospective directors in order to recruit talented leaders to serve on the Board.

None of our directors or director nominees has any agreement or arrangement with any third party that relates to compensation or other payment in connection with that person’s candidacy or service as a director of our Company.

The following table sets forth a summary of the compensation earned by our non-employee directors in 2024. Our Executive Chairman, who currently serves as Chairman of the Board, and our Chief Executive Officer and Chief Financial Officer, who each currently serve as a director, do not receive any additional compensation for such director services. Their compensation is disclosed in the Executive Compensation section of this Proxy Statement.

	Fees	Stock	All Other
	Earned	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)
Daren J. Shaw(2)	64,667	420,488	—	485,155
Barry M. Smith(3)	50,000	420,488	—	470,488
Swati B. Abbott	57,000	420,488	—	477,488
Ann S. Blouin	62,000	420,488	—	482,488
John O. Agwunobi	46,000	420,488	—	466,488
Mark V. Parkinson(4)	6,333	6,810	—	13,143

(1)This column reflects the total dollar amount to be recognized for financial statement reporting purposes with respect to the fair value of the stock awards granted to each of the directors during the 2024 fiscal year in accordance with Accounting Standard Codification (ASC) 718, Stock Compensation. Compensation expense for stock awards granted to directors were recognized in full on the date these awards were granted. Awards granted to Drs. Blouin and Agwunobi, Ms. Abbott and Messrs. Shaw and Smith vest over a three-year period beginning on the first anniversary of the grant date. The table below outlines the details of the stock awards which were granted to directors during the 2024 fiscal year:

Date of Grant	Awards Granted to Each Recipient	Fair Value on Grant Date	Recipients
1/16/2024	875	$116.65	Drs. Blouin and Agwunobi, Ms. Abbott and Messrs. Smith and Shaw
4/15/2024	875	118.69	Drs. Blouin and Agwunobi, Ms. Abbott and Messrs. Smith and Shaw
7/15/2024	875	135.18	Drs. Blouin and Agwunobi, Ms. Abbott and Messrs. Smith and Shaw
10/15/2024	600	149.12	Drs. Blouin and Agwunobi, Ms. Abbott and Messrs. Smith and Shaw
Below outlines the details of Standard Bearer stock awards granted to the directors. These awards vest over a five-year period beginning on the first anniversary of the grant date. Compensation expense for Standard Bearer stock awards granted to Directors are recognized over a five-year period.
11/6/2024	500	13.62	Drs. Blouin and Agwunobi, Ms. Abbott and Messrs. Smith, Shaw and Parkinson

(2)During 2024, Mr. Shaw served as the chairman for the Audit Committee, as a member of the Compensation Committee, and, until October 21, 2024, as a member of the Nominating and Corporate Governance Committee. Mr. Shaw's compensation earned for 2024 includes the committees he served on in 2024.
(3)During 2024, Mr. Smith served as the chairman for the Nominating and Corporate Governance Committee, and as a member of the Compensation Committee. Mr. Smith served on the Quality Assurance and Compliance Committee from January 1, 2024 until October 21, 2024. Mr. Smith's compensation earned for 2024 includes the committees he served on in 2024.
(4)Mr. Parkinson became a member of our Board on October 21, 2024.

Communications with Directors
Stockholders who would like to send communications to our Board, any Board Committee or to any individual director may do so by submitting such communications to the Secretary of the Company, Chad A. Keetch, The Ensign Group, Inc., 29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Mr. Keetch will then distribute such information to our Board and the Board Committee chair for review, depending on the facts and circumstances outlined in the communications. Communications received by the Company may be reviewed by Mr. Keetch to ensure appropriate and careful review of the matter. In that regard, the Company's Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.
In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Code of Conduct and Ethics

We have adopted a code of ethics and business conduct that applies to all employees, including employees of our independent subsidiaries, as well as each member of our Board. The code of ethics and business conduct is available on our website at investor.ensigngroup.net/governance. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

BOARD OVERSIGHT OF RISK

We believe that sustainable development practices and consistent attention to social and governance priorities will help enhance long-term value for stockholders. In addition, our Board of Directors recognizes the importance of our sustainability initiatives and the need to provide effective oversight of those initiatives. In 2021 and under the direction and oversight of the Nominating and Corporate Governance, we formed the ESG Committee. The ESG Committee’s purpose is to oversee and support the Company’s commitment to social, environmental and other public policy initiatives, including, among other things, climate change impacts, sustainability, and unity of our people. The ESG Committee consists of employees across all professional levels and functional areas as well as a member of the Board of Directors. The formation of the ESG Committee is intended to continue the Company's effort to align our corporate governance policies and practices with the long-term interests of our business and our stockholders.

In 2024, the ESG Committee continued to focus on the Company's risks related to quality of care and patient safety, data protection, artificial intelligence, employee relations and the management of energy and waste.

Environmental Sustainability

Ensign's environmental management team ("EMT") is part of our ESG Committee. The EMT is led by the Service Center's leadership team members including Construction and Asset Development as well as its Executive Management. The “Service Center” refers to certain of our wholly-owned independent subsidiaries that provide centralized accounting, payroll, human resources, information technology, legal, risk management and other centralized services to the other independent subsidiaries through contractual relationships with such subsidiaries. The EMT is responsible for:

•Implementation and continuous execution of our environment management system and policy.
•Development of the Company's environmental management policy.
•Identification of climate related risks under the Task Force on Climate-Related Financial Disclosures framework.
•Providing structure and support to our independent subsidiaries that are led by local operators to make decisions on their capital expenditure projects at their facilities. The team advises our local field operators on best practices and identifies opportunities for them to assess priorities of projects that may be chosen to be executed.
•Overseeing environmental programs which include the evaluation and installation of LED lighting, solar panel, improved doors and insulation, automated HVAC controls and thermal efficiency projects related to micro-turbine, demand control ventilation.
•Development of target goals for reduction of carbon emissions, savings and ENERGY STAR scores.
•Tracking and monitoring of currently available environmental metrics such as utility usage and development of an energy management system that tracks greenhouse gas emissions and more.
•Preparing for applicable environmental filings and audits in the future.

We understand the importance of addressing environmental sustainability and have undertaken initiatives to responsibly manage our overall environmental footprint. We have mainly focused on three areas to drive environmental improvements: energy consumption, water use and waste.

We have made, and will continue to make, various capital investments with these three initiatives in mind. We continue to implement energy conservation measures throughout our locations such as light-emitting diode (LED) lighting retrofits, heating, ventilation, and air conditioning (HVAC) upgrades, roofing improvements and changes in community maintenance. In similar ways, our water initiatives include smart controls, leak detection and repair, and behavioral changes, demonstrating our continued efforts to reduce water use. We are continuing our efforts to divert waste generated in our operations through effective recycling and waste reduction measures. Additionally, we partner with our vendors to purchase products and services that help our operations reduce their impact on the environment. For the year ended December 31, 2024, we spent $158.2 million on purchases of property and equipment, which included facility modernization initiatives.

Social Sustainability

One of the ways in which we measure the Company's policies and procedures to address sustainability risks, including, but not limited, to quality of care and patient safety risks, is the Five-Star Quality Rating System introduced by the Centers for Medicare and Medicaid Services ("CMS"). The Five-Star Quality Rating System gives each skilled nursing operation a rating between one and five stars in various categories including health inspections, staffing and quality measures ("QM") as follows:

•The health inspection star rating is based on each nursing home's current health inspection and two previous years of inspections, as well as findings from the most recent 3 years of complaint inspections and 3 years of infection control inspections. The inspections are focused on standards for providing adequate care, managing medications properly, protecting residents from physical and mental abuse and storing and preparing food properly. The regulations include a broad range of changing healthcare metrics including but not limited to staffing and infection control protocols.
•The QM star rating measures parts of nursing home performance in certain areas of care for short-stay and long-stay measures, such as if residents have gotten their flu shots, are in pain, or are losing weight.

At the time of acquisition, the majority of our facilities have 1 and 2-Star ratings. As new assessments are conducted post-acquisition, the star ratings see consistent improvement. We have a strong history of quickly improving the quality of care in the facilities we acquire.

	As of December 31,
	2020	2021	2022	2023	2024
4 and 5-Star Quality Rated skilled nursing facilities	116	114	113	130	129

As of October 2024, despite the fact that Ensign’s acquisition of facilities with 1 or 2-Star ratings skews our company-wide ratings, our mean score on the Five-Star Quality Rating System was 62.5%, which exceeds the national average score of 56.9%. Our average cycle 1 health inspections for all of our facilities, which is based on the latest inspections, is 20% better than the average results of the facilities in the states we operate in.

Over the last few years, CMS has modified the star rating requirements. These changes have been significant and made it more difficult to achieve a 4 or 5-Star rating, resulting in certain skilled nursing operations losing stars in their "Quality" and "Staffing" ratings, which negatively impacted the "Overall" ratings. Therefore, depending on the changes, we may experience periods of time where the number of facilities with 4 or 5-Star ratings decline. Nevertheless, we continue to demonstrate strong performance in the Five-Star Quality Rating System.

In addition, we aim to have an enduring impact on the communities in which we live and work by embodying our Company's core values. Elevate Charities is a non-profit organization that is dedicated to elevating the condition and quality of life for members of the senior healthcare community - employees, caregivers, family members, patients and residents. Elevate Charities has three unique funds: Heritage Fund, Heritage Scholarship Fund and the Emergency Fund.

The Emergency Fund is a way of passing the hat to help our Ensign-affiliated family whose lives are affected by tragedy. This program is funded for Company team members by the Company team members. All Company team members can contribute to the fund either through a one-time donation or by recurring payroll deduction. In 2024, approximately 90% of our employees employed by our independent subsidiaries contributed to the Emergency Fund. When in need of financial help due to financial hardships such as fire, hurricane, illness, accidents or other crises, team members or their fellow teammates on their behalf can apply to receive financial assistance. In 2024, the public charity distributed approximately $4.8 million in grants to team members of our independent subsidiaries. To date, the Emergency Fund program has distributed over 20,200 grants totaling $21.1 million to team members of our independent subsidiaries in their time of need.

The Heritage Fund and the Heritage Scholarship Fund engage in a mission to enhance the quality of life for seniors in our communities through caring service, fulfilling essential needs and providing education to caregivers. The Heritage Fund helps the caregiver identify specific and practical ways to meet the needs of those under their care. This can help provide a better life, improved experience and greater satisfaction for our aging population. The financial support provided by the Heritage Fund benefits seniors directly. Without this financial support, some seniors would not be able to receive the essential assistance they need. The Heritage Fund bridges the gap between what the healthcare system currently provides and the basic needs of individuals. The fund can provide hearing aids, glasses, dentures, walkers, and other therapies that are not covered under Medicare or Medicaid. In addition, the Heritage Scholarship Fund helps qualified clinical professionals who may not be able to afford to advance in the field of long-term care. Through grants and scholarships, the fund helps these qualified professionals gain the education needed to advance in the field of senior-focused healthcare. The Heritage Scholarship Fund can facilitate larger access, helping more caregivers and healthcare professionals have the information they need. For those who have a passion for senior-focused healthcare and are interested in progressing in their career, the fund can provide the resources needed. In 2024, 57 affiliate employees received $0.07 million in scholarship assistance through the Helping our Heritage Scholarship Fund to become licensed nurses and therapists. Since 2018, 257 affiliated employees have received scholarships totaling $0.5 million.

In 2024, we funded $35.0 million to the formation of Insignia Pathway, an independent public charity, with a mission to empower, support and expand the post acute care workforce through recruiting talent, providing resources, education, housing and advocacy to enhance professional growth, job satisfaction and community impact. Insignia Pathway is dedicated to addressing workforce challenges, fostering equity and inspiring the current and next generation to join the essential field of post acute care. Insignia Pathway is currently in the process of applying for recognition of exemption as an organization under Section 501(c)(3) of the Internal Revenue Code.

Beyond these charities, our Company upholds the following policies and philosophies for maintaining and growing our social sustainability and responsibility:

•Human Rights & Responsibilities. We are committed to the dignity and rights of all people, especially those whose lives may be impacted by our operations. Among other things we are dedicated to prohibiting child labor, forced labor and discrimination while promoting the basic dignity of each resident, patient and employee at our facilities. We support our employees' occupational health and safety through providing sanitary facilities, abiding by all health and safety laws, ordinances and regulations governing facility uses and operations, and generally exceeding acceptable levels of health and safety.
•Tenant Social Responsibility. Our tenant corporate responsibility aims to assist our triple-net tenants in maintaining, renovating, developing and operating their facilities in a manner consistent with generally accepted standards of sound governance.
•Accessibility to Care. We have dedicated ourselves to providing and transforming dignified post-acute and long-term care and firmly believe accessibility to this care is a human right to everyone. Our facilities aim to be the operation of choice within their local communities by providing superior quality, affordable care. We rise to meet the needs of all our patients to ensure reliability and dignity for everyone.
•Human Capital. Our employees are at the heart of our Company and we are committed to their health, professional development and workplace satisfaction. Our core values, which focus on developing our employees, fostering an ownership mentality and allowing for intelligent risk taking, guide us in our decision making and inspire us to be better people, both professionally and personally. Our philosophies and policies in this regard relate to, among other things, our commitment to maintaining a workplace free of unlawful discrimination, competitive compensation and benefits for our employees, our commitment to employee retention, training, promotion, and engagement and satisfaction.
•Unity. Our commitment to inclusion is deeply rooted in our core values, including Love One Another, where we foster a welcoming and supportive environment for residents and their families and ensure that every individual—whether resident, family member, or team member—feels valued, informed, and comfortable to work together. Our commitment is to provide equal opportunity and fair treatment to all individuals based on merit and without discrimination. Our teams enable us to be a more relevant, competitive, and resilient organization.
While we believe we have a good foundation, we are continuing to work on strengthening our sustainability strategy and results. We know that a focus on sustainability has a positive effect on our communities, employees, caregivers, family members, patients and residents.

Cybersecurity

We utilize information technology that enables our operational leaders to access and share with their peers, both clinical and financial performance data in real time. Such uses of information systems give rise to cybersecurity risks, including system disruption, security breach, ransomware, theft, espionage and inadvertent release of information.

Our Audit Committee receives quarterly reports on our information security and cyber fraud prevention programs from the Service Center's Chief Information Officer and Director of Information Security, who each have over 24 years of experience in IT, including various leadership roles at other large corporations. One of the three members of our Audit Committee is a cybersecurity expert.

The Information Security Office ("ISO") has been established by the Service Center's Chief Information Officer, with dedicated cyber security staff focusing on security monitoring, vulnerability management, incident response, risk assessments, employee training, security engineering and management of cyber security policies, standards and regulatory compliance. Like many organizations, we follow a Cyber Security Framework and take a risk-based approach during control assessment and implementation. We align to the National Institute of Standards and Technology (NIST) Special Publication 800-53 Revision 4, a globally recognized cyber security framework of Policies, Standards and Controls is comprised of five categories of defense – Identify, Protect, Detect, Respond and Recover. We are committed to the protection of our data, systems, network and continually invest in enhancements to mitigate or reduce the impact from a cyber security threat. We conduct periodic tests to maintain readiness and resiliency while regularly reviewing policies in the interest of protecting data security. External companies or agencies may be called upon to provide consulting, guidance, assistance, or some other form of support in response to a cybersecurity incident. The regular training of employees, at least annually, on the ever-present threat of cybersecurity helps maintain data security.

AUDIT MATTERS

Proposal 2:
Approval of Independent Registered Public Accounting Firm

Recommendation of the Board:	FOR	✓

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the year ending December 31, 2025. The affirmative vote of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Deloitte.

Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Deloitte for the years ended December 31, 2024 and 2023:

Type of fee	Description	2024	2023

Audit Fees	For the audits of the Company’s annual financial statements and internal controls over financial reporting, and reviews of the Company’s quarterly financial statements, as well as fees incurred in connection with the preparation and filing of registration statements with the SEC.	1,378,410	1,145,750
All Other Fees	For subscription fees paid to Deloitte for use of accounting research tools.	—	3,295
Total		$1,378,410	$1,149,045

Pre-Approval Policies

Our Audit Committee approved all audit, audit-related, tax and other fees for services performed by our independent registered public accounting firm during the years presented. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. The Audit and Non-Audit Services Pre-Approval Policy provides for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the Audit Committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the Audit Committee is required. Specific pre-approval of services is considered at the regular meetings of the Audit Committee. The policy delegates authority to the Chair of the Audit Committee to grant specific pre-approval between regularly scheduled Audit Committee meetings for audit and non-audit services not to exceed $250,000 and other services not to exceed $150,000. The Audit and Non-Audit Services Pre-Approval Policy also establishes a list of prohibited non-audit services. In making all of its pre-approval determinations, the Audit Committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (the "PCAOB") and the SEC regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company's ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.

Audit Committee Report

Our Audit Committee has:

•Reviewed and discussed with our management the audited consolidated financial statements as well as the establishment and maintenance of internal controls over financial reporting.
•Discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
•Received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.
•Considered whether the provision of non-audit services provided to us by our independent registered public accounting firm is compatible with maintaining its independence and has discussed with the auditors such auditors' independence.
Based on the review and discussions above, our Audit Committee recommended to our Board that the audited financial statements for the Company's year ended December 31, 2024 be included in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 5, 2025.

Submitted by Members of the Audit Committee:
•Daren J. Shaw (Chair)
•John O. Agwunobi
•Swati B. Abbott

As provided by SEC Regulation S-K, this Audit Committee Report is not deemed to be soliciting material or to be filed or incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on our objectives, principles, practices and decisions with regards to the compensation of Christopher R. Christensen, Barry R. Port, Suzanne D. Snapper, Chad A. Keetch and Spencer W. Burton (our "Named Executive Officers" or "NEOs").

Say on Pay

At our 2024 Annual Meeting of Stockholders, we submitted our executive compensation program to a vote, on an advisory basis, of our stockholders and received the support of approximately 97.7% of the shares of common stock present and eligible to vote. The Compensation Committee considered the results of this stockholder advisory vote as one of many factors in structuring its compensation practices in 2024. We pay careful attention to any feedback we received from our stockholders regarding our executive compensation, including the say on pay vote. Given the support for the advisory vote on 2023 executive compensation, the Compensation Committee determined the fundamental characteristics of the program should remain intact for 2024.

In consideration of the stockholder vote at our 2024 Annual Meeting of Stockholders, the Board has determined that the Company will hold an advisory vote on executive compensation every year in connection with its annual meeting of stockholders.
Compensation Policy and Objectives
We believe that compensation paid to our executive officers should be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis, based upon the value each executive officer provides to our Company, and designed to assist us in attracting and retaining the best possible executive talent, which we believe is critical to our long-term success. Because we believe that compensation should be structured to ensure that a significant portion of compensation earned by executives will be correlated to factors that directly and indirectly influence stockholder value, the “at risk” compensation of our executive officers generally constitutes a large portion of their total compensation potential. In addition, commensurate with our belief that those of our employees who act like owners should have the opportunity to become owners, many of our executive officers have a significant level of stock ownership, which we believe aligns the incentives of the executive officers with the priorities of our stockholders. To that end, it is the view of our Board and Compensation Committee that the total compensation program for executive officers should consist of the following:

•Base salary;
•Annual and other short-term cash bonuses;
•Long-term incentive compensation; and
•Certain other benefits.
The Compensation Committee believes that our executive compensation program has been appropriately designed to provide a level of incentives that do not encourage our NEOs to take unnecessary risks in managing their respective functions. Our annual incentive compensation program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success. In addition, we measure performance on a variety of bonus criteria other than our profit to determine an executive's annual incentive compensation award, such as positive survey results, compliance, quality audits, clinical quality standards, positive patient feedback and feedback from other employees regarding such executives' performance. We believe this discourages risk-taking that focuses excessively on short-term profits at the sacrifice of our long-term health. Likewise, our long-term equity incentive awards are directly aligned with long-term stockholder interests through their link to our stock price and multi-year ratable vesting schedules. In combination, the Compensation Committee believes that the various elements of our executive compensation program sufficiently tie our executives' compensation opportunities to our focus on sustained long-term growth and performance.
The Compensation Committee’s charter enables the Compensation Committee to retain or obtain the advice of a compensation consultant, legal counsel, or other adviser ("Compensation Adviser"). The Compensation Committee is directly responsible for the appointment, compensation, and oversight of any such Compensation Adviser. In establishing our executive compensation packages, the Compensation Committee has historically reviewed compensation packages of executives of companies in the skilled nursing and other related industries based on publicly available information. Our Compensation Committee has the sole authority to retain and terminate the services of a Compensation Adviser who reports to the Compensation Committee. In the past, our Compensation Committee engaged Willis Towers Watson ("Willis Towers"), a national consulting firm, to assist in the development and validation of our executive compensation and incentive programs. As part of the study, Willis Towers also conducted a peer group analysis and benchmarking assessment on director and executive compensation. The results of this consultation, in combination with the Compensation Committee’s own research and analysis, were a part of the process the Compensation Committee undertook in determining the executive compensation and incentive programs for 2024 (including the grants of equity incentive awards for our executives and directors).

The Compensation Committee may select, or receive advice from, a Compensation Adviser only after taking into consideration the following factors: (i) the provision of other services to the Company by the person that employs the Compensation Adviser, legal counsel or other adviser; (ii) the amount of fees received from the Company by the person that employs the Compensation Adviser, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the Compensation Adviser, legal counsel or other adviser; (iii) the policies and procedures of the person that employs the Compensation Adviser, legal counsel or other adviser that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Compensation Adviser, legal counsel or other adviser with a member of the Compensation Committee; (v) any stock of the Company owned by the Compensation Adviser, legal counsel or other adviser; and (vi) any business or personal relationship of the Compensation Adviser, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company. Based on the consideration of the various factors as set forth in the rules promulgated by the SEC, the Compensation Committee does not believe that its relationship with Willis Towers and the work of Willis Towers on behalf of the Compensation Committee has raised any conflict of interest.
Clawback Policy
The Company’s Policy for Recovery of Erroneously Awarded Incentive-Based Compensation ("Clawback Policy") is designed to encourage the creation of long-term, sustainable performance and to discourage our NEOs from taking unnecessary or inappropriate risks in their respective functions. The Clawback Policy enables the Compensation Committee and the Board to hold NEOs accountable when there is an accounting restatement of the Company's financial statements due to the Company's material noncompliance with any financial reporting requirement under the securities law. The compensation subject to clawback is compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, which is defined as any measure that is determined and presented in accordance with the accounting principles used in preparing the Company's financial statements and any measure that is derived wholly or in part from such measure. The Company's principal economic element of executive compensation that is considered incentive-based compensation is annual cash bonuses, which are primarily based upon a financial reporting measure and modified utilizing other measures including but not limited to clinical metrics.
Principal Economic Elements of Executive Compensation
Base Salary.   We believe it is important to pay our executives' salaries within a competitive market range in order to attract and retain highly talented executives. Although historically we have not set executive salaries based upon any particular benchmarks, we may from time to time generally review relevant market data to assist us in our compensation decision process. We have historically validated our compensation decisions by comparing the compensation of executives at other public companies in the healthcare and real estate investment trust industries to the compensation of our executives. Our Compensation Committee reviewed the published compensation of the NEOs of National Healthcare Corporation, Amedysis, Inc., Encompass Healthcare Corp., LTC Properties, Inc., Omega Healthcare Investors, Inc., Welltower Inc., Select Medical Holdings Corp., CareTrust REIT Inc., PACS Group, Inc. and National Health Investors, Inc. We believe that the base salaries of our executives are on the lower end of base salaries of executives with similar positions at comparable companies and the total compensation of our executives is above the median when compared to executives in similar positions at comparable companies. Executive bonuses are contingent upon the Company's performance, including achieving target clinical quality, cultural, compliance, and financial benchmarks. These targets continue to increase year after year and do not stay stagnant regardless of the prior year outcomes. These bonuses, which align with the performance results and comprise of financials, clinical, and cultural metrics, constitute a significant component of total compensation for our executives. The total compensation will vary from year to year based on the Company's achievement of these targets. Each of our executive's base salary is generally determined based upon job responsibilities, individual experience and the value the executive provides to our Company. The Compensation Committee considered each of these factors in determining the compensation each executive would be paid in 2024. We may elect to change this practice in future years, and periodically in the past, the Compensation Committee has elected to employ a Compensation Adviser to examine our compensation practices. The decision, if any, to materially increase or decrease an executive's base salary in subsequent years will likely be based upon these same factors and others recommended by a Compensation Adviser, if any. Our Compensation Committee makes decisions regarding base salary at the time the executive is hired, and makes decisions regarding any changes to base salary on an annual basis.
Annual Cash Bonuses.  We establish an executive incentive program each year, pursuant to which certain executives may earn annual bonuses based upon our performance. Historically, in the first quarter of each year, our Compensation Committee identifies the plan's participants for the year and establishes an objective formula by which the amount, if any, of the plan's bonus pool will be determined. The Compensation Committee also has the discretion to allocate the bonus pool among the individual executives prior to the end of the year and any such early allocation will remain subject to further adjustments upon the final determination of the bonus pool calculations during the first quarter of each succeeding year. This formula is based upon adjusted annual earnings before provision for income taxes (EBT), a non-GAAP financial metric. Refer to the reconciliation of adjusted EBT in the Pay versus Performance section within this Proxy Statement.

The lowest target in 2024 increased by 10.0% from the lowest target in 2023. Our Compensation Committee established the following formula for the bonus pool under the executive compensation plan for 2024 (the "2024 Bonus Pool"):

Adjusted Annual Earnings Before Provision for Income Taxes (EBT) in 2024	2024 Bonus Pool
For EBT up to $44.0 million	$—
For EBT greater than $44.0 million, but less than $54.0 million	EBT between $44.0 million and $54.0 million * 2.5%
For EBT greater than $54.0 million, but less than $64.0 million	EBT between $54.0 million and $64.0 million * 5.0%
For EBT greater than $64.0 million, but less than $74.0 million	EBT between $64.0 million and $74.0 million * 7.5%
For EBT greater than $74.0 million, but less than $89.0 million	EBT between $74.0 million and $89.0 million * 10.0%
For EBT greater than $89.0 million, but less than $119.0 million	EBT between $89.0 million and $119.0 million * 12.5%
For EBT greater than $119.0 million	Amount of EBT over $119.0 million * 15.0%
Based on performance, the formula above is adjusted for the following:
(1) if performance improves between 0-5% from 2023 levels, then the lowest target boundary (baseline) will increase by 150%. If performance improves between 5-10%, then the lowest target boundary will increase by 100%;
(2) if performance declines, then the lowest target boundary will increase by 150%. In addition, for every 1% decline in performance from 2023 levels, the calculated incentive pay-out pool declines by 5%; and
(3) if performance declines by 20% or more, then no incentive will be awarded under the plan.
Historically, in the first quarter of the subsequent year, our Compensation Committee subjectively allocates the bonus pool among the individual executives based upon the recommendations of our Chief Executive Officer and the Compensation Committee's determinations regarding each participating executive's contribution to our financial, clinical and governance performance during the preceding year, and value to the organization going forward. The financial measure that our Compensation Committee considers is our adjusted EBT. From time to time and on a discretionary basis, management recommended and the Compensation Committee has historically approved a decrease to the bonus pool by adding back certain expenses including stock-based compensation, excluding gains and other expenses, thus reducing adjusted EBT. The clinical measures that our Compensation Committee considers include our success in achieving successful compliance audits, reduced readmission rates, and Centers for Medicare Services' five-star performance for both the quality metric and survey results. The governance measures that our Compensation Committee considers include succession planning, culture of the organization, strategic organizational development and development of the leadership team throughout the organization. Our Compensation Committee also reviews and considers feedback from other employees regarding each executive's performance. Our Compensation Committee exercises discretion in the allocation of the bonus pool among the individual executives and has, at times, awarded bonuses that, collectively, were less than the bonus pool resulting from the predetermined formula.

At the recommendation of management, the Compensation Committee excluded the revenue amount of $2.1 million in state relief funds recognized in 2024 from the 2024 Bonus Pool distribution. Based on the adjusted predetermined formula, the 2024 Bonus Pool was $48.8 million. The management team recommended, and the Compensation Committee approved the allocation from the executive incentive pool of $18.0 million in funds be rewarded to other employees and Insignia Pathways, a public charity. These reductions decreased the 2024 Bonus Pool by approximately 37%, leaving a total pool of $30.8 million. Cash incentive performance bonuses for 2024 were allocated to the NEOs who participated in the executive incentive program as follows: Christopher Christensen, $2,450,966; Barry Port, $6,906,150; Suzanne Snapper, $5,978,058; Chad Keetch, $3,949,157; and Spencer Burton, $5,057,540. We have a policy for allocating executive bonus compensation between cash and non-cash compensation, such that if the total executive pool is greater than the then-applicable stated amount in 2024, at the Compensation Committee's discretion for every dollar greater than the stated amount, 75.0% of the incentive will be paid in cash and 25.0% will be paid in vested restricted stock awards. As the 2024 Bonus Pool was greater than the stated amount (which was $5.0 million for 2024), restricted stock awards were granted to the participating NEOs as follows: Christopher Christensen, $649,122; Barry Port, $1,829,121; Suzanne Snapper, $1,583,326; Chad Keetch, $1,045,988; and Spencer W. Burton, $1,339,469. These bonus stock awards are fully vested and subject to one-year transfer restriction.
Each year, our Compensation Committee reviews our financial performance goals and may adjust the bonus pool formula at its discretion to better align the amount available for annual executive bonuses with our objectives. Historically, the Compensation Committee has increased the amount of adjusted annual EBT that must be achieved in order to create the same bonus pool as the preceding year which increases the difficulty of receiving the same bonus. The allocation of this bonus pool to the participating executives remains discretionary based upon the Compensation Committee's determination of each participating executive's contribution to our annual performance and value to the organization going forward. The 2024 financial performance goals and bonus pool formula were established by the Compensation Committee consistent with historical practices and guideline validated by Willis Towers to establish our incentive program for 2024. The 2024 plan included specific clinical and governance performance goals, which include succession planning, culture of the organization, and enhancements to ESG initiatives. In addition, the Compensation Committee has refined its Clawback Policy to ensure compliance with SEC regulations and Nasdaq listing rules. The policy continues to provide for the recovery of the amount of erroneously awarded incentive-based compensation received by executive officers when the Company is required to prepare an accounting restatement, subject to limited exceptions in accordance with the Nasdaq requirements.

Long-Term Incentive Compensation.  We believe that long-term performance is achieved through an ownership culture. Accordingly, we encourage long-term performance by our executives and other key personnel throughout the organization through the use of stock-based awards. We have adopted equity incentive plans that permit the grant of stock, stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards. Historically, we have generally issued stock options and restricted stock under these plans.

In order to preserve the link between the interests of executives and other key personnel and those of stockholders, we generally grant stock options to those executives and others who have performed at a high level and have demonstrated qualities of an ownership culture. Our executives who have significant levels of stock ownership are not permitted to hedge the economic risk of such ownership. We intend to continue to provide long-term awards through the granting of stock-based awards.

Except with respect to grants to our independent directors and other stock grants issued pursuant to the executive incentive plan, the stock options and restricted stock awards that we grant generally vest as to 20% of the shares of common stock underlying the option or restricted stock award on each anniversary of the grant date. If a recipient’s employment with us terminates, then the restricted stock that remains unvested as of the date of the termination of the recipient’s employment will be forfeited without compensation. Until vested, the restricted stock may not be transferred, and vested shares shall be subject to our insider trading policy. Stock options generally have a maximum term of ten years. The grant date of our stock options and restricted stock awards is generally the date our Board or Compensation Committee meets to approve such stock option grants or restricted stock awards. Our Board or Compensation Committee historically has approved stock-based awards at regularly scheduled meetings. Our Board and Compensation Committee intend to continue this practice of approving the majority of stock-based awards at regularly scheduled meetings on a quarterly basis, unless earlier approval is required for a new-hire inducement or position change grant. The exercise price of our stock options is the fair market value of our common stock on the date of grant as determined by the closing price of our common stock on the Nasdaq Stock Market on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares of common stock underlying the option, including voting rights and the right to receive dividends or dividend equivalents. However, the recipients of restricted stock will have the right to vote and to receive any dividends or other distributions paid with respect to their shares of restricted stock, whether vested or unvested.

The NEOs receiving stock awards issued pursuant to the executive plan will be required to hold them for one year from the grant date in which they are earned. The ownership and restriction on the restricted stock awards will not terminate upon the individual's separation of service from the Company.

Mr. Christopher Christensen and Mr. Barry Port have made recommendations to our Compensation Committee and Board regarding the amount of stock options and other compensation to grant to our other executives based upon their assessment of performance, and may continue to do so in the future. Our executive officers, however, do not have any role in determining the timing of our stock option grants.

Although we do not have any formal policy for determining the amount of stock-based awards or the timing of our stock-based awards, we have historically granted stock options or restricted stock to high-performing employees in recognition of their individual achievements and contributions to our Company, and in anticipation of their future service and achievements. We may in the future introduce a more formal plan.

Timing of Equity Grants. While we do not have a formal written policy in place with regard to the timing of equity awards in relation to the disclosure of material nonpublic information, our equity awards are generally granted on fixed dates determined in advance. The Compensation Committee and Board takes into account material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement and public releases of such information based on stock option grant dates when determining the timing and terms of such an award to avoid an inappropriate impact on the value of the award. On limited occasions, the Compensation Committee and Board may grant equity awards outside of our fixed dates for recognition and other purposes. In addition, we do not grant stock options or similar equity awards (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During fiscal 2024, no named executive officer received a grant of stock options during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information.

Other Compensation.  Our executives are eligible to receive the same benefits that are available to all employees, including the premiums paid to provide life insurance equal to each executive's annual salary and the premiums to provide accidental death and dismemberment insurance. For 2024, Christopher Christensen, Barry Port and Spencer Burton received automobile allowances of $15,900, $11,000 and $10,800, respectively. In addition, Christopher Christensen, Barry Port and Chad Keetch received third-party tax service payments of $21,740, $5,745 and $6,725, respectively.

Non-Qualified Deferred Compensation. The Company has a non-qualified deferred compensation plan (the "DCP") that allows participating executives and other highly compensated employees to defer a portion of their base salary compensation and up to 100% of their eligible bonuses. Additionally, the plan allows for the employee deferrals to be deposited into a rabbi trust and the funds are generally invested in individual variable life insurance contracts owned by us that are specifically designed to informally fund savings plans of this nature.

Insider Trading Policy

We have adopted a “Statement of Company Policy Regarding Insider Trading” and an Addendum thereto (jointly, the “Insider Trading Policy”), which governs transactions in our securities by our directors, officers, employees, and contract personnel, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing standards. A copy of our Insider Trading Policy was filed as Exhibits 19.1 and 19.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Hedging Transactions

Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit the holder to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, the Company prohibits all directors, officers or insider employees that hold the Company's shares from engaging in such transactions.

Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes an annual deduction limit of $1 million on the amount of compensation paid to our highest paid current and certain former named executive officers. Compensation paid to our NEOs over this limit is nondeductible.

Notwithstanding the deduction limitations imposed by Section 162(m), the Compensation Committee believes that certain factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders. For example, the Compensation Committee may approve compensation, such as discretionary cash bonuses or time-vesting restricted stock awards, that may not be fully deductible under Section 162(m) in order to, among other things, enable competitive levels of total compensation of our NEOs.

Given our changing industry and business, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

Equity Instrument Denominated in the Shares of a Subsidiary

As an extension of our belief that long-term performance is achieved through an ownership culture, we implemented the Standard Bearer Healthcare REIT, Inc. 2022 Omnibus Incentive Plan (the "Standard Bearer Equity Plan") for Standard Bearer, a real estate investment trust (REIT) that owns and manages the Company's real estate business.

The purpose of the Standard Bearer Equity Plan, which was approved by our Board and effective on January 1, 2022, is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining officers, employees, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company's employ or service and to afford persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company. The Board intends that the Standard Bearer Equity Plan will be primarily used for employees and management of Ensign's independent subsidiaries.

The Standard Bearer Equity Plan provides for the grant of stock options, restricted stock and other stock awards to eligible participants under the plan. The grant dates of these awards generally correlate with the grant dates of our Ensign equity grants, when our Board of Directors or Compensation Committee meets to approve such stock option grants or restricted stock awards. Such timing is intended so that the Board of Directors or Compensation Committee may approve awards pursuant to the Standard Bearer Equity Plan regardless of whether or not our Board of Directors or Compensation Committee knows material non-public information on such date. The exercise price of Standard Bearer stock options is the fair market value of Standard Bearer common stock on the date of grant as determined by a third-party valuation firm.

The Compensation Committee of the Board of Ensign has full administrative authority under the Standard Bearer Equity Plan, which authorizes the issuance of 6,500,000 shares of Standard Bearer's common stock under the plan. As of March 20, 2025, a total of 39,150 shares of Standard Bearer common stock were then subject to outstanding awards under the Standard Bearer Equity Plan.

The stock options and restricted stock awards granted under the Standard Bearer Equity Plan generally vest as to 20% of the shares of common stock underlying the option or restricted stock award on each anniversary of the grant date. If a recipient’s employment with Ensign or its affiliates terminates, then the restricted stock that remains unvested as of the date of the termination of the recipient’s employment will be forfeited without compensation. Because Standard Bearer stock is not traded on a public exchange, shares obtained either by grant or by exercising options are subject to unique limitations. For example, recipients of Standard Bearer common stock do not have certain voting rights and the shares are subject to limitations on transfer or sale. Until vested, the restricted stock may not be transferred and after such shares are vested, they may be subject to further restrictions on transfer, sale or disposition contained in the Standard Bearer Equity Plan, a stockholders agreement between the participant and Standard Bearer, and the terms and conditions of the respective award, including certain call rights and certain put rights set forth in the award.

On a quarterly basis, Standard Bearer's common stock will be valued by an independent third-party valuation firm. Once a final valuation has been received, each recipient will be given written notice of the value of Standard Bearer and its common stock. In order to provide the participants with liquidity in their Standard Bearer common stock, each participant has a put right during a window of time established at the sole discretion of the Board. The window will provide a fifteen day period during which the participants in the Standard Bearer Equity Plan can sell certain shares of Standard Bearer stock back to Standard Bearer. Only shares that are vested may be sold back to Standard Bearer. Standard Bearer, at its sole discretion, has the right to purchase all or a portion of such Standard Bearer shares using cash.

In order to preserve the linkage between the interests of the Company and Standard Bearer, as well as executives and other key personnel and those of our stockholders, Standard Bearer granted certain of our Board and executives restricted stock awards in Standard Bearer. Our Board and executives who have significant levels of stock ownership are not permitted to hedge the economic risk of such ownership. These individuals receiving these awards will be required to hold them for one year from the end of the calendar year for which they are earned. The ownership and restriction on the restricted stock awards will not terminate upon such individual's separation of service from the Company. For 2024, restricted stock awards in Standard Bearer were granted to the participating Named Executive Officers in the following dollar amounts: Christopher R. Christensen, $13,620, Barry R. Port, $13,620, Suzanne D. Snapper, $13,620, Chad A. Keetch, $13,620 and Spencer W. Burton, $13,620. In addition, the following Board members were granted Standard Bearer restricted stock awards in the following dollar amounts: Barry M. Smith, $6,810, Daren J. Shaw, $6,810, Ann S. Blouin, $6,810, Swati B. Abbott, $6,810, John O. Agwunobi, $6,810 and Mark V. Parkinson, $6,810. These stock awards vest 20% annually over a five-year period. There were no restricted stock awards granted in 2022 and 2023 to the Named Executive Officers or Board members under the Standard Bearer Equity Plan.

Alignment of pay with performance

Our executive compensation in 2024 continued to deliver compensation supported by strong, consistent operating and total stockholder return performance. The following charts show CEO total compensation, as disclosed in the Summary Compensation Table (SCT) compared with the value of a $100 investment made in Ensign's stock on December 31, 2019.
*Assumes $100 invested on 12/31/19 in stock in index, including reinvestment of dividends.

Over the last five years, Ensign has delivered sustained growth, increasing total revenue by $2.2 billion, or 109.2%, representing a 15.9% compound annual growth rate (CAGR) while our diluted EPS grew by $3.48 from 2019 to 2024, representing a 25.6% CAGR.

EXECUTIVE OFFICERS

Below is biographical information for each of our current executive officers as of March 20, 2025, other than Messrs. Christopher R. Christensen and Barry R. Port and Ms. Suzanne D. Snapper (for whom biographical information is shown under "Ensign's Board of Directors"). Each executive officer serves at the discretion of the Board and the Chief Executive Officer.

Chad A. Keetch	AGE	Position Held Since
Chief Investment Officer, Executive Vice President and Secretary	47	June 2014

Mr. Keetch assumed the roles of Chief Investment Officer, Executive Vice President, and Secretary on May 30, 2019, overseeing business development, strategic growth, capital markets activities, new business ventures and the management of the Company's real estate portfolio. Previously, he held the position of Executive Vice President and Secretary from June 1, 2014 and served as the Company’s Vice President of Acquisitions and Business Legal Affairs and Assistant Secretary from 2010 to 2014. Before joining the company, Mr. Keetch was a transactional attorney at Stoel Rives LLP from September 2008 to March 2010 and at Kirkland & Ellis LLP from September 2005 to September 2008, focusing on private equity, mergers and acquisitions, leveraged buyouts, capital markets transactions, and governance issues. Mr. Keetch earned his B.A. in Economics from Brigham Young University and holds a J.D. and M.B.A. from The Ohio State University.

As the CIO, Mr. Keetch leads the Company’s acquisition and growth initiatives and has helped the company’s local leaders grow from 62 skilled nursing facilities in 2010 to over 340 operations, including over 150 real estate purchases. In 2022, Mr. Keetch was also appointed to serve as the President of the company’s real estate subsidiary, Standard Bearer Healthcare REIT, Inc., where he continues to drive new opportunities to grow within the Company’s real estate business segment. In addition, Mr. Keetch plays a key role in the company’s capital markets efforts, including successfully completing and updating several debt transactions with a consortium of lenders and closing on a variety of public and private equity transactions. Mr. Keetch was instrumental in the spin-off of Care Trust REIT, Inc. in 2014 and the spin-off of The Pennant Group, Inc. in 2019, which included most of the Company’s senior living assets and its home health and hospice business. Mr. Keetch, along with the other members of the management team, frequently represents the Company with current and prospective investor as well as the Company’s research analysts.

Spencer W. Burton	AGE	Position Held Since
President and Chief Operations Officer, Ensign Services, Inc.	46	May 2019

Mr. Burton is a seasoned executive with nearly 20 years of experience in post-acute care. Appointed as President and Chief Operations Officer on May 30, 2019, he previously served as President of Pennant Healthcare, Inc., a Northwest-based portfolio company of Ensign Services, and held leadership roles as Executive Director at affiliated operations in California, Texas, and Washington.

Throughout his career, Mr. Burton has excelled in navigating complex regulatory environments, fostering a culture of clinical excellence, and driving sustainable growth. His ability to simplify and optimize operational systems has contributed to improved patient outcomes and enhanced staff well-being.

Mr. Burton holds a B.A. in Economics from Weber State University and both J.D. and M.P.A. degrees from Brigham Young University.

PAY RATIO DISCLOSURE

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the SEC adopted a rule requiring U.S. publicly-traded companies to disclose the ratio of the annual total compensation of their principal executive officer ("PEO") to that of their median employee. This disclosure is required to be included in this Proxy Statement and requires that our median employee be selected from all employees, including full-time and part-time employees.

Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported. While it is common practice in our industry to outsource non-patient functions such as dietary, housekeeping and laundry, it is the Company's practice to keep these functions in-house. Approximately 55% of our total employees consist of dietary aids, housekeepers, cooks, nursing assistants and maintenance staffs. In particular, it is important to bear in mind that we employ approximately 48,000 employees in the United States, as of December 31, 2024, which will impact the comparability of our PEO pay ratio.

While performing our 2024 pay ratio analysis, we determined that the compensation for our previously identified median employee changed, as such, we identified a new median employee using the calculation set forth below. We performed our 2024 pay ratio analysis using the same methodologies, material assumptions, adjustments and estimates as we used in our pay ratio disclosure for 2023 and prior years.

We calculated our pay ratio in accordance with the Dodd-Frank Act and Item 402(u) of Regulation S-K promulgated by the SEC, to arrive at a reasonable estimate. Our total employee population as of December 31, 2024 was approximately 35,800, which included all full- and part-time employees and excluded employees on leaves of absence, on-call workers and the workforce at operations that we acquired in 2024. Our on-call employees are not regularly scheduled employees, but rather are only scheduled on an as-needed basis. We have approximately 8,700 employees (approximately 18% of our total workforce) that are on-call. We also excluded approximately 3,200 employees across the operations that we acquired in 2024 (approximately 7% of our total workforce).

We identified our median employee by using total 2024 compensation for all individuals, excluding our PEO, who were employed by us on December 31, 2024. In the case of salaried employees, we annualized the salary of those who joined the Company during 2024. For hourly employees that joined the Company in 2024, we annualized the number of weeks worked to determine a 52-week equivalent compensation. We acknowledge that this may not be representative of the actual hours the employees may work during the year and may represent less than or more than the actual wages these individuals may earn during the year. To identify the employee with the median total annual compensation, as well as to determine the annual total compensation of the median employee, we adopted a variety of methodologies, applied certain exclusions, and made estimates based on our payroll and employment records, in a manner consistent with SEC rules. We used taxable wages from January 1, 2024 to December 31, 2024 to identify the median employee. Using this methodology, we determined that our median employee was a part-time, hourly staff member with total compensation of $47,120. This total compensation figure reflects employment on a part-time hourly basis, for which the number of hours can range between one and 31 hours per week, and does not include the potential bonus that full-time, salaried employees are eligible to receive. The figure also is not necessarily representative of the compensation of other post-acute employees or of our overall compensation practices. The wages of part-time employees cannot be translated into a full-time salary for the calculation of the CEO Pay Ratio in accordance with Regulation S-K promulgated by the SEC.

The Company’s PEO is our Chief Executive Officer, Mr. Port, who has been our Chief Executive Officer since May 2019. Based on an annual total compensation of our median employee for 2024 of $47,120, and annual total compensation for our Chief Executive Officer in 2024 as reported in the “Total” column of our Summary Compensation Table included in this Proxy Statement of $10,959,932, the ratio of our Chief Executive Officer annual total compensation to our median employee’s annual total compensation was computed to be 233 to 1. The "Total" column incorporates salary, 100% presumed vested value of option awards and stock awards granted, non-equity incentive plan compensation and all other compensation.

The SEC's rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in determining the median employee and do not mandate that each public company use the same method. In addition, our compensation philosophy reflects fair pay based on a person's role in the Company, a subjective determination of the market value of that person's job and that person's performance in that position. As a result, the annual total compensation of our median employee is unique to that person and is not an indicator of the annual total compensation of any of our other employees and is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the annual total compensation of our Chief Executive Officer to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.

Compensation Committee Report

Our Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with our management. Based on such review and discussions with management, the Compensation Committee recommended to our Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Submitted by Members of the Compensation Committee:
•Swati B. Abbott (Chair)
•Daren J. Shaw
•Barry M. Smith

As provided by SEC Regulation S-K, this Compensation Committee Report is not deemed to be soliciting material or to be filed or incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2024 by our NEOs. For a discussion of the compensation of our directors, see “Director Compensation”.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)

Christopher R. Christensen	2024	606,175	662,742	882,590	2,450,966	47,093	(4)	4,649,566
Co-Founder, Executive Chairman	2023	588,519	830,640	289,004	2,294,364	43,665		4,046,192
and Chairman of Board	2022	571,378	821,182	245,451	2,416,642	37,872		4,092,525

Barry R. Port	2024	533,266	2,614,941	882,590	6,906,150	22,985	(5)	10,959,932
Chief Executive Officer	2023	517,734	1,916,248	2,912,522	5,676,027	22,864		11,045,395
	2022	502,654	1,718,716	438,305	5,338,394	22,694		8,020,763

Suzanne D. Snapper	2024	440,524	2,283,346	784,524	5,978,058	7,717	(6)	9,494,169
Chief Financial Officer	2023	427,693	1,670,082	2,758,812	4,913,346	7,234		9,777,167
and Executive Vice President	2022	415,236	1,506,637	394,475	4,641,419	6,736		6,964,503

Chad A. Keetch	2024	399,950	1,603,008	621,082	3,949,157	12,284	(7)	6,585,481
Chief Investment Officer	2023	388,301	1,160,412	2,517,925	3,245,824	8,198		7,320,660
and Executive Vice President and Secretary	2022	376,991	1,014,219	280,515	3,068,614	8,555		4,748,894

Spencer W. Burton	2024	339,088	1,925,089	653,773	5,057,540	22,863	(8)	7,998,353
President and Chief Operations Officer,	2023	329,212	1,407,393	2,630,349	4,156,633	17,510		8,541,097
Ensign Services, Inc.	2022	319,623	1,174,928	280,515	3,720,674	16,988		5,512,728

(1)The annual amounts shown are the amounts of compensation cost which will be recognized over the five-year vesting period related to restricted stock awards which were granted during fiscal years 2024, 2023 and 2022, as a result of the adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 15 in our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, portion of the bonuses paid under the 2024 annual executive incentive plan to Christopher Christensen, Barry Port, Suzanne Snapper, Chad Keetch and Spencer Burton of $649,122, $1,829,121, $1,583,326, $1,045,988 and $1,339,469, respectively, were made in the form of fully vested stock awards. In 2023, portions of bonuses paid under the 2023 annual executive incentive plan to Christopher Christensen, Barry Port, Suzanne Snapper, Chad Keetch and Spencer Burton of $576,260, $1,425,658, $1,234,002, $815,182 and $1,043,993, respectively, and in 2022, portions of bonuses paid under the 2022 annual executive incentive plan to Christopher Christensen, Barry Port, Suzanne Snapper, Chad Keetch and Spencer Burton of $595,502, $1,315,716, $1,143,937, $756,299 and $917,008, respectively, were made in the form of fully vested stock awards. See further discussion under the heading "Compensation Discussion and Analysis--Principal Economic Elements of Executive Compensation." Included in the stock awards total are the 2024 restricted stock awards under the Standard Bearer Equity Plan. Standard Bearer restricted stock awards were granted in 2024 to Christopher Christensen, Barry Port, Suzanne Snapper, Chad Keetch and Spencer Burton in the amount of $13,620, $13,620, $13,620, $13,620 and $13,620, respectively. See further discussion under the heading "Compensation Discussion and Analysis--Equity Instrument Denominated in the Shares of a Subsidiary."
(2)The annual amounts shown are the amounts of total compensation cost which will be recognized over the five-year vesting period related to options to purchase common stock which were granted during fiscal years 2024, 2023 and 2022, as a result of the adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. These awards are not immediately exercisable and vest over five years. For a discussion of valuation and forfeiture assumptions, see Note 15 in our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(3)The amounts shown in this column constitute the cash bonuses made to certain NEOs. Christopher Christensen, Suzanne Snapper, Barry Port, Chad Keetch and Spencer Burton participated in our executive incentive program. These awards are discussed in further detail under the heading "Compensation Discussion and Analysis--Principal Economic Elements of Executive Compensation." The amounts shown include any amounts voluntarily deferred under the Deferred Compensation Plan. See Nonqualified Deferred Compensation below.
(4)Consists of term life insurance and accidental death and dismemberment insurance payments of $2,778, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,725 and Deferred Compensation Plan of $4,950, third-party tax service payments of $21,740 and a car allowance of $15,900.
(5)Consists of term life insurance and accidental death and dismemberment insurance payments of $1,290, a matching contribution to The Ensign Group, Inc. Deferred Compensation Plan of $4,950, third-party tax service payments of $5,745 and a car allowance of $11,000.
(6)Consists of term life insurance and accidental death and dismemberment insurance payments of $1,042 and a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,725 and Deferred Compensation of $4,950.
(7)Consists of term life insurance and accidental death and dismemberment insurance payments of $609, a matching contribution to The Ensign Group, Inc. Deferred Compensation Plan of $4,950, and third-party tax service payments of $6,725.
(8)Consists of term life and accidental death and dismemberment insurance payments of $503, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,725 and Deferred Compensation Plan of $4,950, third-party tax service payments of $4,885 and a car allowance of $10,800.

Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards made to our NEOs during 2024.

		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Name	Grant Date

Christopher R. Christensen	2/6/2024	4,901	(1)	—	—	576,260
	11/6/2024	—		13,500	143.00	882,590	(3)

Barry R. Port	2/6/2024	12,125	(1)	—	—	1,425,658
	11/6/2024	5,400	(2)	—	—	772,200
	11/6/2024	—		13,500	143.00	882,590	(3)

Suzanne D. Snapper	2/6/2024	10,495	(1)	—	—	1,234,002
	11/6/2024	4,800	(2)	—	—	686,400
	11/6/2024	—		12,000	143.00	784,524	(3)

Chad A. Keetch	2/6/2024	6,933	(1)	—	—	815,182
	11/6/2024	3,800	(2)	—	—	543,400
	11/6/2024	—		9,500	143.00	621,082	(3)

Spencer W. Burton	2/6/2024	8,879	(1)	—	—	1,043,993
	11/6/2024	4,000	(2)	—	—	572,000
	11/6/2024	—		10,000	143.00	653,770	(3)

(1)Represents the number of shares of our common stock awarded in lieu of a cash bonus payable under our executive incentive plan for 2023 performance. These shares were fully vested on the grant date in February 2024. The value of these shares is included in the 2023 Executive Compensation bonus pool which is already disclosed in the Summary Compensation Table.
(2)Represents the number of restricted stock awards granted under our 2022 Plan, which will vest in five equal installments on the first five anniversaries of the grant date.
(3)The options amounts shown are the aggregate fair value of the stock option awards which were granted under our 2022 Plan in fiscal year 2024, which will be recognized over a five-year vesting period, as a result of adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. These awards are not immediately exercisable and vest over five years. For a discussion of valuation and forfeiture assumptions, see Note 15 in our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year-End
The following table lists the outstanding equity incentive awards held by our NEOs as of December 31, 2024.

	Option Awards						Stock Awards
	Grant		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un- exercisable	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	Date		(#)(1)	(#)(1)	($)	Date	(#)(2)	($)(2)

Christopher R. Christensen	5/25/2017		3,539	—	15.80	5/25/2027	—	—
	5/30/2019	(3)	23,597	—	45.34	5/30/2029	—	—
	5/28/2020	(4)	4,000	1,000	44.84	5/28/2030	400	53,144
	5/27/2021	(5)	3,750	2,500	82.20	5/27/2031	1,000	132,860
	5/26/2022	(6)	2,800	4,200	80.60	5/26/2032	1,680	223,205
	5/18/2023	(7)	1,400	5,600	90.85	5/18/2033	2,240	297,606
	11/6/2024	(8)	—	13,500	143.00	11/6/2034	—	—

Barry R. Port	8/31/2016		2,399	—	15.93	8/31/2026	—	—
	5/25/2017		9,438	—	15.80	5/25/2027	—	—
	5/30/2019	(3)	18,877	—	45.34	5/30/2029	—	—
	5/28/2020	(4)	4,000	1,000	44.84	5/28/2030	400	53,144
	5/27/2021	(5)	7,500	5,000	82.20	5/27/2031	2,000	265,720
	5/26/2022	(6)	5,000	7,500	80.60	5/26/2032	3,000	398,580
	2/7/2023	(9)	2,500	10,000	89.86	2/7/2033	—	—
	5/18/2023	(7)	2,700	10,800	90.85	5/18/2033	4,320	573,955
	11/2/2023	(10)	8,000	32,000	98.83	11/2/2033	—	—
	11/6/2024	(11)	—	13,500	143.00	11/6/2034	5,400	717,444

Suzanne D. Snapper	7/30/2015		10,618	—	21.39	7/30/2025	—	—
	8/31/2016		8,258	—	15.93	8/31/2026	—	—
	5/25/2017		8,258	—	15.80	5/25/2027	—	—
	5/30/2019	(3)	17,697	—	45.34	5/30/2029	—	—
	5/28/2020	(4)	4,000	1,000	44.84	5/28/2030	400	53,144
	5/27/2021	(5)	6,750	4,500	82.20	5/27/2031	1,800	239,148
	5/26/2022	(6)	4,500	6,750	80.60	5/26/2032	2,700	358,722
	2/7/2023	(9)	2,500	10,000	89.86	2/7/2033	—	—
	5/18/2023	(7)	2,400	9,600	90.85	5/18/2033	3,840	510,182
	11/2/2023	(10)	7,600	30,400	98.83	11/2/2033	—	—
	11/6/2024	(11)	—	12,000	143.00	11/6/2034	4,800	637,728

Chad A. Keetch	5/30/2019	(3)	11,798	—	45.34	5/30/2029	—	—
	5/28/2020	(4)	4,000	1,000	44.84	5/28/2030	400	53,144
	5/27/2021	(5)	4,500	3,000	82.20	5/27/2031	1,200	159,432
	5/26/2022	(6)	3,200	4,800	80.60	5/26/2032	1,920	255,091
	2/7/2023	(9)	2,500	10,000	89.86	2/7/2033	—	—
	5/18/2023	(7)	1,900	7,600	90.85	5/18/2033	3,040	403,894
	11/2/2023	(10)	7,000	28,000	98.83	11/2/2033	—	—
	11/6/2024	(11)	—	9,500	143.00	11/6/2034	3,800	504,868

Spencer W. Burton	5/26/2016		5,899	—	16.60	5/26/2026	—	—
	8/31/2016		5,899	—	15.93	8/31/2026	—	—
	5/25/2017		4,719	—	15.80	5/25/2027	—	—
	2/16/2018		4,719	—	22.49	2/16/2028	—	—
	5/31/2018		9,438	—	31.03	5/31/2028	—	—
	5/30/2019	(3)	17,697	—	45.34	5/30/2029	—	—
	5/28/2020	(4)	8,000	2,000	44.84	5/28/2030	800	106,288
	5/27/2021	(5)	4,500	3,000	82.20	5/27/2031	1,200	159,432
	5/26/2022	(6)	3,200	4,800	80.60	5/26/2032	1,920	255,091
	2/7/2023	(9)	2,500	10,000	89.86	2/7/2033	—	—
	5/18/2023	(7)	2,000	8,000	90.85	5/18/2033	3,200	425,152
	11/2/2023	(10)	7,400	29,600	98.83	11/2/2033	—	—
	11/6/2024	(11)	—	10,000	143.00	11/6/2034	4,000	531,440

(1)Options vest in equal annual installments (20% each year) over a five-year vesting term beginning on the first anniversary of the date of grant. The options expire ten years from the date of grant.
(2)Restricted stock awards vest in equal annual installments (20% each year) over a five-year vesting term beginning on the first anniversary of the date of grant. The market value of these shares at December 31, 2024 was $132.86.
(3)These stock options and restricted stock awards vested in full on May 30, 2024.
(4)These stock options and restricted stock awards will vest in full on May 28, 2025, marking the final vesting tranche.
(5)These stock options and restricted stock awards will vest in installments of one-fifth on each of May 27, 2025 and May 27, 2026.
(6)These stock options and restricted stock awards will vest in installments of one-fifth on each of May 26, 2025; May 26, 2026; and May 26, 2027.
(7)These stock options and restricted stock awards will vest in installments of one-fifth on each of May 18, 2025; May 18, 2026; May 18, 2027; and May 18, 2028.
(8)These stock options will vest in installments of one-fifth on each of November 6, 2025; November 6, 2026; November 6, 2027; November 6, 2028; and November 6, 2029.
(9)These stock options will vest in installments of one-fifth on each of February 7, 2025; February 7, 2026; February 7, 2027; and February 7, 2028.
(10)These stock options will vest in installments of one-fifth on each of November 2, 2025; November 2, 2026; November 2, 2027; and November 2, 2028.
(11)These stock options and restricted stock awards will vest in installments of one-fifth on each of November 6, 2025; November 6, 2026; November 6, 2027; November 6, 2028; and November 6, 2029.

Option Exercises and Stock Vested

The following table provides information for our NEOs about options that were exercised and restricted stock that vested in 2024.

	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)

Name

Christopher R. Christensen	—	—	8,521	1,006,435

Barry R. Port	14,118	1,797,326	16,885	1,991,882

Suzanne D. Snapper	—	—	14,855	1,752,614

Chad A. Keetch	27,134	2,803,041	10,133	1,195,885

Spencer W. Burton	10,618	1,210,319	12,919	1,524,446

(1)The value realized on the exercise of stock options is equal to the number of shares acquired multiplied by the difference between the exercise price and the market price of our common stock. The market price is the closing price of our common stock on the date of exercise. Options exercised were granted with grant dates from 2015 to 2017.
(2)The value realized on the vesting of restricted stock awards is equal to the number of shares vested multiplied by the market price of our common stock. The market price is the closing price of our common stock on the vesting date.

Non-Qualified Deferred Compensation

During fiscal year 2019, the Company implemented non-qualified deferred compensation plan (the "DCP") that was effective in 2019 for certain executives. The plan was then offered to other highly compensated employees, which went into effect on January 1, 2020. These individuals are otherwise ineligible for participation in the Company's 401(k) plan. The DCP allows participating employees to defer the receipt of a portion of their base compensation and certain employees up to 100% of their eligible bonuses. At the participant’s election, payments can be deferred until a specific date at least one year after the year of deferral or until termination of employment and can be paid in a lump sum or in up to ten annual installments. Separate deferral elections can be made for each year, and in limited circumstances, such as, a financial hardship event, existing payment elections may be changed. The amounts deferred are credited with earnings and losses based upon the actual performance of the deemed investments selected by the participant. The rate of return for each participant varies depending on the specific investment elections made by the participant. Additionally, the plan allows for the employee deferrals to be deposited into a rabbi trust and the funds are generally invested in individual variable life insurance contracts owned by us that are specifically designed to informally fund savings plans of this nature.

The following table shows contributions and earnings during fiscal year 2024 and the account balances as of December 31, 2024, for our NEOs under the deferred compensation plan. All of the contributions that are reported in the table below were already included in the Summary Compensation Table.

	Executive Contributions in 2024 ($)(1)	Company Contribution in 2024 ($)	Aggregate Gains in 2024 ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at December 31, 2024 ($)

Name

Christopher R. Christensen	—	4,950	548,384	—	7,134,939	(2)

Barry R. Port	1,230,615	4,950	509,440	—	6,231,994	(3)

Suzanne D. Snapper	1,436,100	4,950	465,897	5,105	6,099,585	(4)

Chad A. Keetch	789,831	4,950	155,528	—	3,565,161	(5)

Spencer W. Burton	1,448,016	4,950	730,731	—	7,216,134	(6)

(1) These amounts are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table for fiscal 2024, which is in the year earned but contributed in the deferred compensation plan in the year paid. Executive contributions also include 401(k) plan restoration contributions made by participants, which are not included in the Summary Compensation Table.
(2) $1,208,321 of this amount was reported as bonus compensation to Mr. Christensen in the Summary Compensation Table for fiscal year 2022.
(3) $1,107,603 and $1,073,839 of this amount was reported as bonus compensation to Mr. Port in the Summary Compensation Table for fiscal years 2023 and 2022, respectively.
(4) $1,138,337 and $1,070,355 of this amount was reported as bonus compensation to Ms. Snapper in the Summary Compensation Table for fiscal years 2023 and 2022, respectively.
(5) $649,165 and $613,723 of this amount was reported as bonus compensation to Mr. Keetch in the Summary Compensation Table for fiscal years 2023 and 2022, respectively.
(6) $1,203,317 and $913,270 of this amount was reported as bonus compensation to Mr. Burton in the Summary Compensation Table for fiscal years 2023 and 2022, respectively.

Change-in-Control and Severance Disclosure

We have not entered into any arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our NEOs, changes in their compensation or a change in control. However, the administrator of our equity incentive plans has the authority to accelerate the vesting of options and restricted stock, in certain circumstances, subject to the terms of the plans.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Ms. Swati B. Abbott and Messrs. Daren J. Shaw and Barry M. Smith. None of the members of our Compensation Committee at any time has been one of our officers or employees. None of our executive officers currently serves, or during 2024 has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (the "PvP Rules"), we are providing the following: (1) tabular compensation and performance disclosure for 2020, 2021, 2022, 2023 and 2024; (2) an unranked list of three performance measures that the Company considers to be its most important measures used to align compensation actually paid to the NEOs for 2024 to Company performance, and (3) additional disclosure relative to the relationship between the "Compensation Actually Paid" ("CAP") set forth in the Pay versus Performance ("PvP") Table and each of the performance metrics set forth in the PvP Table and between the Company's and the Peer Group TSR in each case over from 2020 to 2024.

Pursuant to the PvP Rules, the PvP Table (set forth below) is required to include, for each year, the CAP for the PEO and the average CAP for non-PEO NEOs. CAP represents a new calculation of compensation that differs significantly from the Summary Compensation Table ("SCT") calculation of compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis. For example, the CAP calculation for a given year includes the change in fair value of multiple years of equity grants that are outstanding and unvested during the year, whereas the SCT calculation includes only the grant date fair value of equity awards that are granted during the year. These differences result in a CAP calculation that may be higher or lower than the corresponding SCT calculation, and that also may be more significantly impacted by changes in stock price. It is also important to note that outstanding equity awards may be represented in more than one year of the PvP Table. Equity grants constitute a meaningful portion of compensation for the PEO and NEOs. The value of equity grants will not be realized before the applicable restriction periods and the ultimate value of such awards is subject to changes in stock price and ultimate exercise decisions of the individual participants.

Pay versus Performance Table

	SCT Total for PEO ($)(1)(b)	CAP to PEO ($)(2)(c)	Average SCT Total for Non-PEO NEOs ($)(3)(d)	Average CAP to Non-PEO NEOs ($)(4)(e)	Value of Initial Fixed $100 Investment based on:		Net income ($ in 000s) (7)(h)	Adjusted EBT ($ in 000s) (8)(i)
Year (a)					Total Stockholder Return ($)(5)(f)	Peer Group Total Stockholder Return ($)(6)(g)

2024	10,959,932	11,513,316	7,181,892	7,505,006	296.63	157.80	297,973	427,976

2023	11,045,395	9,700,462	7,421,279	6,507,428	250.09	114.10	209,399	365,310

2022	8,020,763	8,001,750	5,329,663	5,377,792	210.40	87.81	224,681	314,608

2021	7,421,472	7,480,916	4,906,377	5,107,759	186.25	103.32	194,652	280,373

2020	6,517,328	7,486,367	4,141,230	5,393,718	161.37	98.69	170,478	233,992

(1)The dollar amounts reported in column (b) represent the amounts of total compensation for our PEO, for each corresponding year in the "Total" column of the Summary Compensation Table. Refer to "Summary Compensation Table" in the proxy statement.
(2)The dollar amounts reported in column (c) represent the amount of CAP to our PEO, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Port during the applicable year. In accordance with PvP Rules, the following adjustments were made to our PEO's total compensation for each year to determine our PEO's CAP:

	SCT Total for PEO ($)	Equity Deductions from SCT Total ($)(a)	Equity Additions to SCT Total ($)(b)	Pension Additions to SCT Total ($)	CAP ($)
Year

2024	10,959,932	(3,497,531)	4,050,915	N/A	11,513,316

2023	11,045,395	(4,828,770)	3,483,837	N/A	9,700,462

2022	8,020,763	(2,157,021)	2,138,008	N/A	8,001,750

2021	7,421,472	(2,004,712)	2,064,156	N/A	7,480,916

2020	6,517,328	(1,269,837)	2,238,876	N/A	7,486,367

a.The amounts in this column represent the grant date fair value of equity-based awards granted during each year. Pursuant to the requirements of Item 402(c)(2)(v) and (vi) of Regulation S-K, the Summary Compensation Table is required to include only those equity awards granted during the particular year. These equity awards are generally made in the second quarter of the year. In addition, awards are issued in the first quarter based on the executive bonus pool.
b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Current Year Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Equity Additions to SCT Total ($)
Year

2024	594,174	1,569,813	1,425,658	458,366	—	2,904	4,050,915

2023	1,708,869	569,448	1,315,716	(113,903)	—	3,708	3,483,837

2022	648,175	354,762	1,171,525	(40,726)	—	4,272	2,138,008

2021	441,800	367,555	1,095,015	155,053	—	4,733	2,064,156

2020	286,240	1,153,160	791,867	2,189	—	5,420	2,238,876

(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company's NEOs as a group, excluding our PEO, who has served as our CEO since May 2019, for each corresponding year in the "Total" column of the Summary Compensation Table. The names of each of the NEOs (excluding our PEO) included for purposes of calculating the average amounts in each of the years presented are Christopher R. Christensen, Suzanne D. Snapper, Chad A. Keetch and Spencer W. Burton.
(4)The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Mr. Port) as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Port) during the applicable year. In accordance with PvP Rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Port) for each year to determine the CAP, using the same methodology described above in Note 2:

	Average SCT Total for Non-PEO NEOs ($)	Equity Deductions from Average SCT Total ($)	Equity Additions to Average SCT Total ($)(a)	Pension Additions to Average SCT Total ($)	CAP ($)
Year

2024	7,181,892	(2,354,039)	2,677,152	N/A	7,505,006

2023	7,421,279	(3,316,154)	2,402,304	N/A	6,507,428

2022	5,329,663	(1,429,481)	1,477,610	N/A	5,377,792

2021	4,906,377	(1,300,893)	1,502,275	N/A	5,107,759

2020	4,141,230	(876,001)	2,128,489	N/A	5,393,718

a.The amounts deducted or added in calculating the total average equity award adjustments are as follows:

	Year End Fair Value of Current Year Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Equity Additions to SCT Total ($)
Year

2024	318,054	1,110,402	917,359	328,934	—	2,945	2,677,152

2023	1,215,080	433,919	853,187	(102,828)	—	2,946	2,402,304

2022	444,000	314,460	759,322	(43,919)	—	3,747	1,477,610

2021	287,170	385,522	657,473	167,599	—	4,511	1,502,275

2020	357,800	1,183,431	573,878	8,070	—	5,310	2,128,489

(5)Cumulative TSR reported in column (f) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company's share price at the end and the beginning of the measurement period by the Company's share price at the beginning of the measurement period.
(6)Peer TSR reported in column (g) is the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The current composition of our peer group is as follows: Amedysis, Inc., CareTrust REIT Inc., Encompass Healthcare Corp., LTC Properties, Inc., National Healthcare Corporation, National Health Investors, Inc., Omega Healthcare Investors, Inc., PACS Group, Inc., Select Medical Holdings Corp. and Welltower Inc. Note that in 2024, PACS Group, Inc. was added to our peer group as they completed their initial public offering in April 2024. However, we have not presented a comparison of our total stockholder return relative to the old peer group's and the new peer group's total stockholder return as they are the same due to the fact that PACS Group, Inc.'s stock market capitalization at the beginning of 2024 was not available.
(7)The dollar amounts reported in column (h) represent the amount of GAAP Net Income reflected in the Company's audited financial statements for the applicable year.
(8)Adjusted annual earnings before provision for income taxes (EBT) reported in column (i) is defined at page 20 of this proxy statement, under "Compensation Discussion and Analysis". While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBT is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Company’s NEOs, for the most recently completed fiscal year, to company performance. We have included the Adjusted EBT financial measure (which is a non-Generally Accepted Accounting Principles (GAAP) financial metric) in our proxy statement as we believe that this measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and its investors in analyzing our ongoing business and operating performance. Consequently, we use this non-GAAP financial measure as an indicator of business performance, as well as for operational planning and decision-making purposes. As disclosed on page 22, management recommended and the Compensation Committee approved additional adjustments to Adjusted EBT when arriving at the 2024 Bonus Pool. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Pay versus Performance Table

As described in further detail in the Compensation Discussion and Analysis set forth in this proxy statement, the Company's executive compensation program is designed to be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis. The “at risk” compensation of our executive officers generally constitutes a large portion of their total compensation potential and is correlated to factors that directly and indirectly influence stockholder value.

The three performance measures listed below represent an unranked list of the "most important" performance measures that the Company used to align CAP to the NEOs for 2024 and company performance. While these financial measures are the most important measures the Company used to align CAP to the NEOs for 2024 and company performance, additional financial and other factors were also used to align pay and performance, as further described in the Compensation Discussion and Analysis section of this proxy statement.

The most important performance measures are:

•Adjusted EBT
•Adjusted EBITDA
•Adjusted EBITDAR

A reconciliation for Adjusted EBT, Adjusted EBITDA and Adjusted EBITDAR are provided within our Annual Report on Form 10-K and press release in our Form 8-K, both filed with the SEC on February 5, 2025.

Relationship Between CAP and Financial Performance

In accordance with PvP Rules, the Company is providing the following descriptions of the relationships between information presented in the PvP Table.

Compensation Actually Paid and Net Income
The following graphs depict the relationship between Net Income and CAP to the Company's PEO and the non-PEO NEOs, respectively.
Compensation Actually Paid and Adjusted EBT
The following graphs depict the relationship between Adjusted EBT and CAP to the Company's PEO and the non-PEO NEOs, respectively.
Compensation Actually Paid and Adjusted EBITDA
The following graphs depict the relationship between Adjusted EBITDA and CAP to the Company's PEO and the non-PEO NEOs, respectively. Adjusted EBITDA in the prior periods has been recast to conform to the current period presentation.

Compensation Actually Paid and Adjusted EBITDAR
The following graphs depict the relationship between Adjusted EBITDAR and CAP to the Company's PEO and the non-PEO NEOs, respectively. Adjusted EBITDAR in the prior periods has been recast to conform to the current period presentation.

Compensation Actually Paid and TSR
The following graphs depict the relationship between the value of an initial $100 investment in ENSG on December 31, 2019 based on TSR compared to the CAP and SCT pay for the Company's PEO and non-PEO NEOs, respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about equity awards under all of our equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation for the 2007 Plan approved by security holders	218,490	$17.76	—	(1)
Equity compensation for the 2017 Plan approved by security holders	1,758,189	$54.38	—	(2)
Equity compensation for the 2022 Plan approved by security holders	2,010,577	$106.86	345,687	(3)
Total	3,987,256	$78.84	345,687

1.The 2007 Plan was retired during the second quarter of 2017.
2.The 2017 Plan was retired during the second quarter of 2022.
3.Represents the number of shares that remained available for issuance under the 2022 Plan as of December 31, 2024. As of March 20, 2025, 27,804 shares remained available for issuance under the 2022 Plan.

Proposal 3:
Advisory Vote on Named Executive Officer Compensation

Recommendation of the Board:	FOR	✓
The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our stockholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

For example:

•We discourage excessive risk-taking by our employees by establishing compensation policies and programs that balance short-term incentives with long-term growth.
•Bonuses are based on multiple performance metrics that are consistent with our long-term goals. In particular, annual bonuses are based on the achievement of certain financial performance goals tied to our overall performance and individual performance goals include succession planning, culture of the organization, strategic organizational development and development of the leadership team throughout the organization. We believe that this balanced approach discourages risk-taking that focuses excessively on short-term profits at the sacrifice of our long-term health.
•Management or the Compensation Committee, as applicable, generally has discretion to adjust annual incentive compensation upward or downward for quality of performance and other factors other than our financial performance. The Compensation Committee can award bonuses that are less than the bonus amount resulting from the predetermined formula it establishes as a result of not achieving our goals regarding clinical performance and, governance objectives, and allocate such award bonuses to other members of management.
•Our long-term equity incentive awards are designed to directly align the interests of our employees with long-term stockholder interests. We encourage long-term performance by our executives and employees at every level in the organization through the use of stock-based awards with five-year vesting schedules. We believe that long-term performance is achieved through an ownership culture and that equity incentive awards reward performance without incentivizing inappropriate risk-taking.
•We have a policy for allocating executive bonus compensation between cash and non-cash compensation. Under this policy, if the total executive pool is greater than the then-applicable stated amount, for every dollar greater than the stated amount, 75% of the incentive will be paid in cash and 25% will be paid in fully vested restricted stock awards.
•Compliance team members perform frequent financial reviews on operational results in accordance with the Office of the Inspector General prescribed compliance program.
•We have a Clawback Policy that provides for the recovery of the amount of erroneously awarded incentive-based compensation received by executive officers when the Company is required to prepare an accounting restatement, subject to limited exceptions in accordance with the Nasdaq requirements.
•We have specific governance performance goals, which include succession-planning and establishing a team made up of members of the Board.
•We periodically benchmark our compensation programs and overall compensation structure with other public companies.
•Our Compensation Committee oversees our compensation policies and practices and is responsible for reviewing and approving compensation of our executive officers. Additionally, these policies and practices are reviewed by our compliance team.

The vote is advisory, which means that, while the vote is required by law, the vote is not binding on the Company, our Board or the Compensation Committee. However, the Compensation Committee of our Board will take into account the outcome of the advisory vote when considering future executive compensation decisions.

We are currently conducting this advisory vote, commonly known as a "say-on-pay" vote, every year.

Accordingly, we are asking our stockholders to vote to approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company's Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.

STOCK INCENTIVE PLAN

Proposal 4:
Approval of the amendment to the Ensign Group, Inc. 2022 Omnibus Incentive Plan

Recommendation of the Board:	FOR	✓
At the Annual Meeting, we are asking our stockholders to approve the Amended and Restated Ensign Group, Inc. 2022 Omnibus Incentive Plan (the "Amended and Restated Plan"), which was adopted, subject to stockholder approval, by the Board on February 21, 2025, to increase the aggregate number of shares authorized for issuance under the Ensign Group, Inc. 2022 Omnibus Incentive Plan (the "2022 Plan"), which is the only plan under which equity incentive awards are currently being granted.

The purpose of the Amended and Restated Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining officers, consultants, independent contractors and directors capable of assuring the future success of the Company and to attract and retain officers, employees and independent contractors for its affiliates, to offer such persons incentives to continue in the Company’s or its affiliates’ employ or service, as applicable, and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

In the past, the Company maintained the 2001 Plan, the 2005 Plan, and the 2007 Plan. The 2001 Plan and the 2005 Plan have expired and have no outstanding awards remaining. The 2007 Plan rolled over to the 2017 Plan, which was rolled over to the 2022 Plan that the Company currently maintains. As of March 20, 2025, a total of 4,445,047 shares of the Company's common stock were then subject to outstanding awards granted under all plans, and an additional 27,804 shares were then available for new award grants under the 2022 Plan. The following table provides additional information regarding awards granted under all plans as of March 20, 2025:

Stock Options Outstanding	4,024,298
Weighted Average Exercise Price of Stock Options Outstanding	$81.07
Weighted Average Remaining Term of Stock Options Outstanding (in Years)	5.92
Outstanding Full Value Awards	420,749
Total Equity Awards Outstanding	4,445,047
Shares Available for Grant under the 2022 Plan	27,804

On March 20, 2025, the closing per share price of our common stock was $129.59 as reported on the Nasdaq Stock Market.

While the use of equity is an important part of our compensation, we are mindful of our responsibility to our shareholders in exercising judgment in the granting of equity awards. Our three-year average burn rate was approximately 1.8% for fiscal years 2022 through 2024. The burn rate is equal to the total number of equity awards granted in a calendar year divided by the weighted average common shares outstanding during the year and does not reflect any forfeitures or cancellations.The annual share usage under the Company’s equity compensation program for the last three fiscal years was as follows:

	2024	2023	2022
Stock Options Granted	704,100	1,008,200	580,900
Granted Full Value Awards	232,600	219,397	233,124
Basic Weighted Average Common Shares Outstanding	56,655,027	55,708,185	54,886,855
Annual Share Usage	1.7%	2.2%	1.5%

If stockholders approve the Amended and Restated Plan, no new awards will be granted under the 2022 Plan after the Annual Meeting. The Amended and Restated Plan will initially provide for the issuance of 4,203,000 shares of common stock plus an additional 27,804 shares that are available for issuance under the 2022 Plan, for a total of 4,230,804 shares of common stock under the Amended and Restated Plan. The 27,804 shares that are available for issuance under the 2022 Plan will be reduced by any shares granted between March 20, 2025 and the date of stockholder approval at the Annual Meeting.

If stockholders do not approve the Amended and Restated Plan at the Annual Meeting, then the current 2022 Plan will remain in effect.

Why We Believe You Should Vote for Proposal 4

We believe our future success depends on our ability to attract, motivate and retain high quality employees, officers and directors and that the ability to provide stock-based awards under the Amended and Restated Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we were unable to use stock and stock-based awards to recruit and compensate our employees.

The use of stock-based awards as part of our compensation program is also important to our continued success in that it fosters a pay-for-performance culture, which is an important element of our overall compensation package for our employees. We believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our stock performance. Equity compensation also aligns the goals and objectives of our employees with the interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards are subject to vesting and/or performance criteria.

If the Amended and Restated Plan is not approved, we may be compelled to significantly increase the cash component of our employee compensation, which could negatively impact the extent to which employee interests are aligned with those of stockholders when compared to stock-based awards. Replacing stock-based awards with cash will also increase our compensation expenses thereby decreasing available cash that we believe would be better utilized if reinvested in our businesses.

Finally, we believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and, therefore, we have carefully managed our equity incentive compensation. Our equity compensation practices are targeted to be well within market range based on input from our independent compensation consultant and other third party market data our Compensation Committee uses in considering and granting equity awards, and we believe our historical equity compensation practices have been responsible and mindful of stockholder interests, as described below.

We presently use our 2022 Plan for stock-based awards. As of March 20, 2025, we had 4,024,298 options outstanding under our 2022 Plan with a weighted average exercise price of $81.07 per option and a weighted average term to expiration of 5.92 years. As of March 20, 2025, we had 27,804 shares available for issuance under the 2022 Plan.

We believe that providing employees with attractive equity-based compensation is critical to our ability to attract and retain high caliber employees, link incentive rewards to company performance, encourage employee ownership in our Company and align the interests of employees and directors with those of our stockholders. We believe that our equity-based compensation programs are integral to our success and are an important incentive for achieving our performance goals. If stockholders fail to approve the Amended and Restated Plan, then the 2022 Plan will remain in effect for issuing future equity compensation awards until the 2022 Plan no longer has shares available to grant awards, at which time, we will only be able to grant long-term incentive awards in the form of cash awards. In that event, we believe our ability to attract, motivate and retain executives, directors, consultants, skilled management personnel and other key employees necessary for our success would be constrained. Accordingly, the Board of Directors believes the adoption of the Amended and Restated Plan is in the best interest of our stockholders.

The Amended and Restated Plan is being submitted to our stockholders to ensure that certain awards granted under the Amended and Restated Plan comply with the rules of The Nasdaq Stock Market requiring stockholder approval when an equity compensation plan is established.

Discussion of the Aggregate Share Limit

The Amended and Restated Plan provides for the issuance of 4,203,000 shares of common stock plus 27,804 shares that are available for issuance under the 2022 Plan, for a total of 4,230,804 shares of common stock under the Amended and Restated Plan. The number of shares available to be issued under the Amended and Restated Plan will be reduced by (i) one share for each share that relates to an option or stock appreciation right award and (ii) two shares for each share which relates to an award other than an option or stock appreciation right award (a full-value award).

To the extent that any shares subject to awards under the Amended and Restated Plan, or to awards under the 2022 Plan that are outstanding on the date the stockholders approve the Amended and Restated Plan, expire, are cancelled, forfeited, terminated or are settled in cash in lieu of shares, then in each case such shares will be added back to the Amended and Restated Plan share reserve on the same basis and subject to the same ratio that applied when such shares were granted. To further limit the dilutive impact of shares proposed to be issued under the Amended and Restated Plan, any shares (i) delivered to the Company in payment of the purchase price of any award, (ii) repurchased on the open market with proceeds received by the Company from stock exercises, (iii) delivered to or withheld by the Company to pay withholding taxes under the Amended and Restated Plan and (iv) not issued upon the net settlement or net exercise of SARs, in each case, will not be added back to the Amended and Restated Plan share reserve and will not be available for future grants under the Amended and Restated Plan. Stock appreciation rights to be settled in shares will be counted in full against the number of shares available for issuance under the Amended and Restated Plan regardless of the number of shares issued upon settlement of the stock appreciation rights. The number of shares available for issuance under the Amended and Restated Plan is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the Company.

Management recommended, and the Compensation Committee and the Board each approved a share pool reserve of 4,203,000 shares of common stock plus an additional 27,804 shares that are available for issuance under the 2022 Plan. In determining the number of shares to be reserved under the Amended and Restated Plan, management and the Compensation Committee considered our historical equity compensation grant rate along with our projected equity grant needs for the next several years. Over the last two fiscal years, we have granted a per fiscal year average of approximately 0.856 million stock options and 0.227 million restricted stock awards. After applying our restricted share usage multiple of 2.0, this generates an average annual historical grant usage of approximately 0.907 million shares. If our future equity grants were to generally resemble this historical average, then the requested share pool reserve would enable us to grant awards under the Amended and Restated Plan for approximately the next three years.

The approximate impact of the requested share reserve for the Amended and Restated Plan on stockholder dilution is shown in the below table (the below figures represent a percentage of our outstanding basic number of shares as of March 20, 2025):

Dilutive effect of requested new reserve shares under the Amended and Restated Plan	7.29%

Dilutive effect of requested new reserve shares under the Amended and Restated Plan plus unissued shares available for grant under 2022 Plan	7.34%

Total potential dilution (including currently outstanding awards under 2022 Plan)	15.06%

Description of the Amended and Restated Plan

The following is a summary of the material features of the Amended and Restated Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is attached to this Proxy Statement as Appendix A.
The term of stock option and stock appreciation rights awards will not be longer than ten years, or in the case of incentive stock options, longer than five years with respect to holders of more than 10% of our common stock. The Compensation Committee may permit accelerated vesting of an award upon the occurrence of certain events, including a change in control, regardless of whether the award is assumed, substituted or otherwise continued in effect by the successor corporation. The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.
Administration
The Compensation Committee will administer the Amended and Restated Plan with respect to persons who are subject to Section 16 of the Exchange Act. The Compensation Committee or a separate committee of two or more directors of the Company appointed by the Board may administer the Amended and Restated Plan with respect to all other persons and awards.

The Compensation Committee has the authority to administer the Amended and Restated Plan and, except for option grants made to non-employee directors under the Directors' Automatic Stock Grant Program discussed below, will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Amended and Restated Plan. Subject to the provisions of the Amended and Restated Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the Amended and Restated Plan and establish rules and regulations for the administration of the Amended and Restated Plan. In addition, our Board may generally exercise the powers of the Compensation Committee at any time.

Eligibility to Participate and Types of Awards under the Amended and Restated Plan

The Amended and Restated Plan permits the granting by the Compensation Committee of stock options, stock appreciation rights, restricted stock and restricted stock units ("RSUs") as well as performance awards and other stock-based awards.

Any employee, officer, consultant, independent contractor or director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive awards under the Amended and Restated Plan. On March 20, 2025, the Company had approximately 50,000 full-time equivalent employees (including executive officers) and part-time employees, independent consultants and six non-employee directors who would have been eligible to participate in the Amended and Restated Plan if it had been in effect as of that date.

Stock Options

The Compensation Committee may grant stock options to officers and other employees intended to qualify as incentive stock options, as defined in Section 422 of the Code, and may also grant options to employees, consultants, independent contractors and directors that do not qualify as incentive stock options (i.e., nonqualified stock options). The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The exercise price of an option generally will not be less than 100% of the fair market value of our common stock on the date of grant, or in the case of incentive stock options, 110% of the fair market value of our common stock with respect to holders of more than 10% of our common stock. The Compensation Committee may, however, set the exercise price of non-qualified stock options at less than 100% of the fair market value on the date of grant if the Compensation Committee acknowledges in its granting resolutions that such option has been structured to be exempt from or compliant with the requirements of Section 409A of the Code. The fair market value of our common stock will be the closing sale price as quoted on the Nasdaq Stock Market on the date of grant. The Amended and Restated Plan permits payment of the exercise price to be made by cash, shares of our common stock, other securities, other awards or other property. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date.

Restricted Stock and RSUs

The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on transferability or on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The restrictions, if any, may lapse or be waived separately or collectively, in installments or otherwise, as the Compensation Committee may determine. The holder of RSUs will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee.

Stock Appreciation Rights ("SARs")

The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the SAR's exercise date or, at the Compensation Committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR, as determined by the Compensation Committee, paid solely in shares of common stock. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Performance Awards

Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. Subject to the terms of the Amended and Restated Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award is determined by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents under which the participant is entitled to receive payments (in cash, shares of common stock, other securities, other awards or other property as determined in the discretion of the Compensation Committee) equivalent to the amount of cash dividends paid by us to holders of shares of common stock with respect to a number of shares of common stock determined by the Compensation Committee. No dividends that are paid by the Company to holders of common stock will be paid or accrue with respect to any stock options, SARs, RSUs or unearned performance awards. However, dividends may be paid with respect to unvested restricted stock awards issued under the Amended and Restated Plan that are subject to time-vesting requirements only.

Other Stock-Based Awards

The Compensation Committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of common stock), as are deemed by the Compensation Committee to be consistent with the purpose of the Amended and Restated Plan. Shares or other securities delivered pursuant to such awards shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares of common stock, other securities, other awards or other property or any combination thereof), for consideration as determined by the Compensation Committee.

Directors' Automatic Stock Grant Program

Under the Directors' Automatic Stock Grant Program of the Amended and Restated Plan (the "Automatic Stock Grant Program"), each non-employee director who is serving as a duly elected or appointed Class I, Class II, or Class III Director on the first day of each fiscal quarter, will automatically receive a number of shares of common stock as approved by the Compensation Committee for each fiscal quarter of service. Shares granted pursuant to the Automatic Stock Grant Program will vest over a three-year period, beginning with the first anniversary of the grant date, and the non-employee director will not be required to pay any amount to the Company for such shares. Subject to the Amended and Restated Plan’s annual per person per fiscal year grant limit for non-employee directors, there will be no limit on the number of shares any one non-employee director may receive over his or her period of Board service pursuant to the Automatic Stock Grant Program, and non-employee directors who have previously been employees of the Company (or any affiliate) or who have received one or more awards from the Company prior to becoming a non-employee director shall nevertheless be eligible to receive shares pursuant to the Automatic Stock Grant Program over their period of continued Board service. Non-employee directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive an award under the Automatic Stock Grant Program. If a non-employee director ceases to serve as a member of the Board for any reason, such non-employee director will no longer be eligible or entitled to receive any awards contemplated by this subsection. Non-employee directors elected to fill less than a three-year term will receive a pro rata stock award.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, and except for any repricing that may be approved by stockholders) will the Compensation Committee (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award. This prohibition may not be amended without approval by stockholders. Additionally, no re-load stock options may be granted.

Transferability of Awards

Except as described below, awards under the Amended and Restated Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Compensation Committee has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal value or certain transfers to family members).

Change in Control

Generally, and subject to limited exceptions set forth in the Amended and Restated Plan, if there is a change in control and/or the Company is a party to a merger, business combination, or other reorganization, or similar transaction, outstanding awards under the Amended and Restated Plan will be subject to the merger agreement or other applicable transaction agreement. The Compensation Committee may, however, permit accelerated vesting of an award upon the occurrence of certain events, including a change in control, regardless of whether the award is assumed, substituted or otherwise continued in effect by the successor corporation. The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

Adjustments

The Amended and Restated Plan provides for equitable adjustment by the Compensation Committee, in the event of a dividend or other distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities or other similar corporate transaction or event that affects the shares of our common stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated Plan, then the number and type of shares of common stock (or other securities or other property) that are subject to outstanding awards and the purchase price or exercise price with respect to any outstanding award will be proportionately adjusted. The Compensation Committee shall make such proportionate adjustments, if any, as the Compensation Committee in its discretion may deem appropriate to reflect such event with respect to the aggregate number and kind of shares that may be issued under the Amended and Restated Plan and also the other Amended and Restated Plan numerical limits.

Amendment and Termination

Unless earlier discontinued or terminated by the Board, the Amended and Restated Plan will expire on February 21, 2035. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Amended and Restated Plan prior to its expiration may extend beyond the end of such period through the award's normal expiration date. Our Board may amend, suspend or terminate the Amended and Restated Plan at any time, provided that our Board will get stockholder approval when necessary to not violate the rules of the Nasdaq Stock Market, to allow the grant of incentive stock options, to increase the number of shares of common stock authorized under the Amended and Restated Plan, or to reprice options or SARs. The Compensation Committee may not amend an outstanding award in a manner that adversely affects the holder of the award without the holder's consent.
Governing Law

The Amended and Restated Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Recoupment Policy

Awards granted under the Amended and Restated Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation (including cash awards and equity-based awards), such as provisions imposed pursuant to the Dodd-Frank Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

Approved Performance Criteria

The Amended and Restated Plan specifies performance conditions that the Compensation Committee may include in awards. These performance criteria shall be limited to one or more of the following target objectives involving us or a subsidiary or business unit of ours and may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria.
•Revenue
•Cash flow
•Gross profit
•Earnings before interest and taxes
•Earnings before interest, taxes, depreciation and amortization
•Net earnings
•Earnings per share
•Margins (including one or more of gross, operating, and net income margins)
•Return (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return)
•Stock price
•Economic value added
•Working capital
•Market share
•Cost reductions
•Workforce satisfaction
•Employee retention
•Customer satisfaction
•Completion of key projects and strategic plan development and implementation
•Any other similar criteria
•Any combination of the foregoing

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to us and to participants for awards granted under the Amended and Restated Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Amended and Restated Plan.

Incentive Stock Options.  For federal income tax purposes, the holder of an incentive stock option has no taxable income at the time of the grant or exercise of the incentive stock option. If such person retains the common stock acquired under the incentive stock option for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonqualified Stock Options.  A participant who receives a nonqualified stock option generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Restricted Stock.  A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.

Restricted Stock Units.  No taxable income is generally reportable when unvested restricted stock units are granted to a participant.  Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.

Cash Awards or Other Awards.  No taxable income is generally recognized by the participant until his/her receipt of payment of any earned cash award. The participant will recognize ordinary income at the time of payment equal to the amount of such cash payment.

Income Tax Effects for the Company.  We generally will be entitled to a tax deduction in connection with an award under the Amended and Restated Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option).

Deduction Limitation on Awards. Compensation paid to any individual who served as the Chief Executive Officer or Chief Financial Officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year in excess of $1.0 million will not be deductible by the Company under Code Section 162(m). This limitation will continue to apply even after the individual ceases to serve in such capacity. Once an individual becomes a covered employee subject to Code Section 162(m) for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death.

Internal Revenue Code Section 162(m).  Code Section 162(m) does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to a Covered Employee. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be tax deductible.

Internal Revenue Code Section 409A.  Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest.  The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the Amended and Restated Plan (such as restricted stock units).  The intent is for the Amended and Restated Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

Internal Revenue Code Section 280G.  For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.
New Plan Benefits

The Company has not approved any awards that are conditioned on stockholder approval of the Amended and Restated Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the Amended and Restated Plan because the Company’s equity award grants are discretionary in nature. If the proposed Amended and Restated Plan had been in effect in 2024, the Company expects that its award grants for 2024 would not have been different from those actually made in that year under the 2022 Plan.
We are asking stockholders to approve the Amended and Restated Plan. Approval of this Proposal 4 constitutes approval of the Amended and Restated Plan and will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If this Proposal 4 is not approved by stockholders, then the 2022 Plan will remain in effect for issuing future equity compensation awards until the 2022 Plan no longer has shares available to grant awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 20, 2025 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our NEOs, and (iv) all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following March 20, 2025 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 57,626,065 shares of common stock outstanding as of March 20, 2025. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class

Named Executive Officers And Directors:
Christopher R. Christensen(2)	1,185,728	2.1%
Barry R. Port(3)	279,713	*
Suzanne D. Snapper(4)	405,557	*
Chad A. Keetch(5)	138,138	*
Spencer W. Burton(6)	137,465	*
Daren J. Shaw	26,325	*
Barry M. Smith	30,052	*
Ann S. Blouin	21,252	*
Swati B. Abbott	17,232	*
John O. Agwunobi	7,325	*
Mark V. Parkinson	600	*
All Executive Officers and Directors as a Group (11 Persons)(7)	2,249,387	3.9%
Five Percent Stockholders:
Blackrock, Inc.(8)	7,104,544	12.3%
The Vanguard Group(9)	6,621,886	11.5%
Wasatch Advisors LP(10)	3,337,446	5.8%

* Indicates Less than 1%
(1)Includes shares of restricted stock that have vested for the NEOs. All restricted stock awards granted to the Board are treated as outstanding as all unvested restricted stock grants will become fully vested on the date any such non-employee director ceases serving on the Board unless such director is removed for cause. Restricted stock may not be disposed of until vested and is subject to repurchase by us upon termination of service to us. We do not treat restricted stock awards as outstanding until such shares have vested, except for the Board.
(2)Represents 835,978 shares held by Hobble Creek Investments, LLC, of which Christopher Christensen is the sole member, 17,562 shares held by Mr. Christensen directly, stock options to purchase 1,400 shares of common stock that are currently exercisable by Mr. Christensen or exercisable within 60 days after March 20, 2025, 183,388 shares held by The Christensen, Christopher & Claudia Trust for which Christopher is trustee, and 147,400 shares held by The Christopher R. Christensen 2020 Irrevocable Trust for which the sole trustee is Mr. Christensen's spouse.
(3)Represents 155,300 shares held by the Barry and Michelle Port Trust dated January 12, 2011, 58,799 shares held by Mr. Port directly and includes stock options to purchase 65,614 shares of common stock that are currently exercisable or exercisable within 60 days after March 20, 2025.
(4)Represents 59,015 shares held by the Eric and Suzanne Snapper Family Trust, 269,061 shares held by Ms. Snapper directly and includes stock options to purchase 77,481 shares of common stock that are currently exercisable or exercisable within 60 days after March 20, 2025.
(5)Represents 98,840 shares held by Mr. Keetch directly and includes stock options to purchase 39,298 shares of common stock that are currently exercisable or exercisable within 60 days after March 20, 2025.
(6)Represents 56,994 shares held by Mr. Burton directly and includes stock options to purchase 80,471 shares of common stock that are currently exercisable or exercisable within 60 days after March 20, 2025.
(7)Includes stock options to purchase an aggregate of 264,264 shares of common stock that are currently exercisable or exercisable within 60 days after March 20, 2025.
(8)Represents beneficial ownership as of September 30, 2024 as reported on Schedule 13G/A filed by Blackrock, Inc. on October 7, 2024, which indicates that Blackrock, Inc. has sole voting power with respect to 6,992,313 shares of common stock and sole dispositive power with respect to 7,104,544 shares of common stock. The business address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.
(9)Represents beneficial ownership as of December 31, 2023 as reported on Schedule 13G/A filed by The Vanguard Group on February 13, 2024, which indicates that The Vanguard Group has shared voting power with respect to 100,109 shares of common stock, sole dispositive power with respect to 6,461,741 shares of common stock, and shared dispositive power of 160,145 shares of common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(10)Represents beneficial ownership as of September 30, 2024 as reported on Schedule 13G/A filed by Wasatch Advisors LP on November 14, 2024, which indicates that Wasatch Advisors LP has sole voting power and sole dispositive power with respect to 3,337,446 shares of common stock. The business address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, Utah 84108.

DELINQUENT SECTION 16(a) REPORTS
Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based on our review of reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2024 were complied with by each person who at any time during the 2024 fiscal year was a director or an executive officer or held more than 10% of our common stock, except for the following: one late Form 3 filing in connection with Mr. Mark V. Parkinson's appointment as a board member, which did not report any transactions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2024, there has not been, nor is there any proposed transaction in which we were or will be a party, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in "Executive Compensation" section and the transactions described below.

Family Relationships

Clayton Christensen is the brother of our Executive Chairman and Chairman of the Board, Christopher R. Christensen. Mr. Clayton Christensen has served as our Chief Human Capital Officer since September 2016. As Chief Human Capital Officer, Mr. Clayton Christensen is responsible for our recruiting and retention programs as well as our training and professional growth program, a key element of our talent-driven management approach. From January 1, 2024 through December 31, 2024, Mr. Clayton Christensen earned a total cash compensation of $1,141,109. Total compensation included a bonus of $840,000, which was earned in 2024. On November 6, 2024, we granted Mr. Clayton Christensen 1,200 restricted stock awards with a fair value of $143.00 per share, that vests over a five-year period from the grant date for aggregate stock compensation of $171,600. Additionally, we granted him 3,000 stock options on November 6, 2024. Further, on November 6, 2024, Standard Bearer granted him 750 restricted stock awards with a fair value of $13.62 per share, that vests over a five-year period from the grant date for aggregate stock compensation of $10,215.

Ryan Ross is the brother-in-law of our Chief Investment Officer, Chad A. Keetch. Mr. Ryan Ross has served as the Executive Director to one of our independent operating subsidiaries since April 2021. As Executive Director, Mr. Ryan Ross is responsible for managing the operations of the independent operating subsidiary in order to provide excellent patient care. His responsibilities include coordinating and providing leadership to the clinical, managerial and custodial teams. From January 1, 2024 through December 31, 2024, Mr. Ryan Ross earned a total compensation of $318,304. Total cash compensation included a bonus of $127,111, which was earned in 2024. On November 6, 2024, we granted Mr. Ryan Ross 600 restricted stock awards with a fair value of $143.00 per share that vests over a five-year period from the grant date for aggregate stock compensation of $85,800. Additionally, we granted him 1,500 stock options on November 6, 2024.

Corwin Lewis is the brother-in-law of our Chief Operating Officer, Spencer W. Burton. Mr. Corwin Lewis has served as our Market Leader of Emerald Healthcare, Inc., Ensign Services’ Midwest-based portfolio company since June 2021. As Market Leader, Mr. Corwin Lewis's responsibilities include providing leadership to the local executive directors, clinical, managerial and custodial teams. From January 1, 2024 through December 31, 2024, Mr. Corwin Lewis earned a total compensation of $800,857. Total cash compensation included a bonus of $604,967, which was earned in 2024. On August 22, 2024, we granted Mr. Corwin Lewis 800 restricted stock awards with a fair value of $146.37 per share that vests over a five-year period from the grant date for aggregate stock compensation of $117,096. Additionally, we granted him 2,000 stock options on August 22, 2024. On November 6, 2024, Standard Bearer granted him 250 restricted stock awards with a fair value of $13.62 per share, that vests over a five-year period from the grant date for aggregate stock compensation of $3,405.
Indemnification Provisions

We have entered into indemnification agreements with each of our directors, officers and certain key employees. These indemnification agreements, along with our Certificate of Incorporation and Bylaws, require us to indemnify such persons to the fullest extent permitted by Delaware law.

Policies and Procedures for Transactions with Related Persons

Our Audit Committee does and will continue to review potential conflict of interest situations and any future proposed transaction, or series of transactions, with related persons on an ongoing basis, and either approve or disapprove each reviewed transaction or series of related transactions with related persons. On August 14, 2007, we adopted a written policy and set of procedures with respect to related person transactions (the "Related Person Transaction Policy"), which includes specific provisions for the approval of related person transactions. Pursuant to the Related Person Transaction Policy, a "related person transaction" is defined as a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which we and certain enumerated related persons participate, the amount involved exceeds $120,000 and the related person has a direct or indirect material interest therein. Related person transactions include any existing or currently proposed transaction or series of similar transactions for which disclosure under Item 404(a) of SEC Regulation S-K is mandated. The term “related person” under SEC rules means, at the applicable time, (a) any director or executive officer of the Company, (b) any nominee to the Board of Directors, (c) any beneficial owner of more than 5% of Ensign stock, and (d) any immediate family member (as defined by SEC rules) of any of those directors, executive officers, nominees, or beneficial owners. An indirect material interest can arise from a related person’s position or relationship with a firm, corporation, or other entity that engages in a transaction with the Company).

In the event that a related person transaction is identified, such transaction must be reviewed and approved or ratified by our Audit Committee. If it is impracticable for our Audit Committee to review such transaction, pursuant to the policy, the transaction will be reviewed by the Chair of our Audit Committee, whereupon the Chair of our Audit Committee will report to the Audit Committee the approval or disapproval of such transaction.

In reviewing and approving related person transactions, pursuant to the Related Person Transaction Policy, the Audit Committee, or its Chair, considers all information that the Audit Committee, or its Chair, believes to be relevant and important to a review of the transaction and approves only those related person transactions that are determined to be in, or not inconsistent with, our best interests and that of our stockholders, taking into account all available relevant facts and circumstances available to the Audit Committee or its Chair. Pursuant to the Related Person Transaction Policy, these facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. Pursuant to the Related Person Transaction Policy, no member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.
In accordance with the Related Person Transaction Policy, the Audit Committee has reviewed and approved the compensation payable to Clayton Christensen, Ryan Ross and Corwin Lewis. For additional information see “Certain Relationships and Related Party Transactions – Family Relationships” above.
There has been no transaction since January 1, 2024 that is required to be reported under Item 404(a) but that did not require review and approval or ratification under the Related Person Transaction Policy or for which the Related Person Transaction Policy was not followed.

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Stockholder proposals pursuant to Rule 14a-8 that are intended to be presented at our 2026 Annual Meeting of Stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 5, 2025, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal or a nomination for director to be presented at the annual meeting is not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2026 Annual Meeting of Stockholders, it should be properly submitted to the corporate Secretary no earlier than February 13, 2026 and no later than March 16, 2026. However, in the event that no annual meeting of stockholders was held in the previous year or the annual meeting of stockholders is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the 60th day prior to such annual meeting of stockholders, or not later than the close of business on the 10th day following the date on which we publicly disclose the date of the annual meeting of stockholders, whichever occurs first. In addition to satisfying the requirements under our Bylaws with respect to advance notice of any director nomination, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 for the 2025 annual meeting of stockholders must provide the required notice of intent to solicit proxies to the Corporate Secretary at the address below no later than March 16, 2026.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2026 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 18, 2026, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 18, 2026, and the matter nonetheless is permitted to be presented at the 2026 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675. It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chair of the 2025 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

OTHER MATTERS

We do not know of any business, other than as described in this Proxy Statement that should be considered at the 2025 Annual Meeting. If any other matters should properly come before the 2025 Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the proxy provided and date, sign, and return it promptly. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains a website that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this Proxy Statement, is not considered proxy solicitation material and is not incorporated by reference herein.

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability of Proxy Materials, 2024 Form 10-K, and Proxy Statement until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2024 Form 10-K, or Proxy Statement, please submit a request to our Secretary, at our principal executive offices at 29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675, and we will promptly send such materials to you at no cost. You may also contact our Secretary at the address above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON FEBRUARY 5, 2025, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO MR. CHAD A. KEETCH, SECRETARY, THE ENSIGN GROUP, INC., 29222 RANCHO VIEJO ROAD, SUITE 127, SAN JUAN CAPISTRANO, CALIFORNIA 92675. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

Appendix A

THE ENSIGN GROUP, INC.
2022 OMNIBUS INCENTIVE PLAN
AMENDED AND RESTATED EFFECTIVE FEBRUARY 21, 2025

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining officers, consultants, independent contractors and Directors capable of assuring the future success of the Company and to attract and retain officers, employees and independent contractors and directors for its Affiliates, to offer such persons incentives to continue in the Company’s or its Affiliates employ or service, as applicable, and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:
a.“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
b.“Annual Meeting” shall mean the Company’s regular annual meeting of stockholders which occurs in 2025.
c.“Automatic Stock Grant Program” shall mean the Directors’ Automatic Stock Grant Program described in Section 6(i) of the Plan.
d.“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant, or Other Stock-Based Award granted under the Plan.
e.“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
f.“Board” shall mean the Board of Directors of the Company.
g.“Cause” shall mean, with respect to a Participant, the occurrence of any of the following: (i) Participant’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Participant’s continuing intentional or habitual failure to perform stated duties, (iii) Participant’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Participant’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are Directors or officers or persons subject to Section 16 of the Exchange Act, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.
h.“Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders. To the extent necessary to comply with Section 409A, a Change in Control must also constitute a Section 409A “change in control event”.
i.“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

j.“Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Compensation Committee. The Committee shall be comprised of at least two Directors but not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a Rule 16b-3 “Non-Employee Director.”
k.“Company” shall mean The Ensign Group, Inc., a Delaware corporation, and any successor corporation.
l.“Compensation Committee” shall mean the compensation committee of the Board.
m.“Director” shall mean a member of the Board, including any Non-Employee Director.
n.“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
o.“Eligible Person” shall mean any Person who/that is an employee, officer, consultant, independent contractor or Director providing Services to the Company or any Affiliate who the Committee determines to be an Eligible Person.
p.“Equity Restructuring” shall mean a dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event that affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
q.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
r.“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by the Committee pursuant to such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be the closing sale price of one Share as reported on the Nasdaq Stock Market or such other principal United States securities market for such Shares on the date as of which Fair Market Value is being determined, if the Shares are then listed on the Nasdaq Stock Market or another principal United States securities market for such Shares.
s.“Fiscal Year” means the Company’s fiscal year.
t.“Full Value Award” means any Award of Shares under this Plan or an Award payable in Shares, other than an Option, a Stock Appreciation Right or other purchase right for which the Participant pays fair market value for the Shares measured as of the date of grant.
u.“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.
v.“Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 (which term “Non-Employee Director” is defined in this paragraph for purposes of the definition of “Committee” only and is not intended to define such term as used elsewhere in the Plan).
w.“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.
x.“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
y.“Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.
z.“Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.
aa.“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
ab.“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

ac.“Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee shall establish the Performance Goals for a Qualified Performance Based Award on or before the 90th day of the applicable performance period for which Performance Goals are established and in no event after 25% of the applicable performance period has elapsed and in any event when the achievement of the applicable Performance Goals remains substantially uncertain. The Committee may appropriately adjust any evaluation of performance under such Performance Goals to exclude the effect of certain events, including without limitation any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
ad.“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
ae.“Plan” shall mean The Ensign Group, Inc. 2022 Omnibus Incentive Plan, as amended from time to time, the provisions of which are set forth herein.
af.“Prior Plan” shall mean, as the case may be, The Ensign Group, Inc. 2017 Omnibus Incentive Plan and the 2022 Omnibus Incentive Plan as in effect immediately prior to this amendment and restatement of the Plan.
ag.“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan (or any Share issued pursuant to an Option that is early exercised).
ah.“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or evidencing the right to receive a cash payment equal to the Fair Market Value of a Share if explicitly so provided in the Award Agreement) at some future date.
ai.“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation. (jj) “Section 409A” shall mean Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.
aj.“Securities Act” shall mean the Securities Act of 1933, as amended.
ak.“Separation From Service” has the meaning provided to such term under Section 409A and the regulations promulgated thereunder.
al.“Service” shall mean the Participant’s performance of services for the Company (or any Affiliate) in the capacity of an employee, officer, consultant, independent contractor or Director.
am.“Share” or “Shares” shall mean a share or shares of common stock, $0.001 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
an.“Specified Employee” has the meaning provided to such term under Section 409A and the regulations promulgated thereunder.
ao.“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
ap.“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

Section 3. Administration
a.Power and Authority of the Committee. The Plan shall be administered by the Committee. Any Awards made to members of the Committee, however, should also be authorized by a disinterested majority of the Board. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award or extending the period of exercisability for an Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) include in an Award Agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such Award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of a Change in Control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G; (x) granting Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award and shall receive the maximum deference permitted under applicable law. The administration of the Automatic Stock Grant Program, however, shall be self-executing in accordance with the terms of that program so that neither the Board nor any Committee shall exercise any discretionary functions with respect to any Awards made under that program. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration.
b.Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards

Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall be 4,230,804 (the “Share Limit”), which is equal to the sum of (i) 4,203,000 new Shares approved as part of this amended and restated Plan, and (ii) 27,804 previously approved Shares (including the number of Shares available under the Prior Plan immediately prior to stockholder approval of this amend and restated Plan, as determined in accordance with the counting, adjustment and substitution provisions of the Prior Plan). The aggregate number of Shares available with respect to Awards under the Plan (including the Prior Plan Shares described in Section 4(a)(ii)) shall be reduced by (i) one (1) Share for each Share which relates to an Options or a Stock Appreciation Right; and (ii) two (2) Shares for each Share which relates to a Full-Value Award. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury.

Accounting for Awards. To the extent that (i) Options or Stock Appreciation Rights granted under the Plan shall expire unexercised, are cancelled, forfeited, terminated or are not distributed, or (ii) Shares subject to Awards under the Plan shall be, cancelled, forfeited, terminated or are settled in cash in lieu of Shares, such Shares shall immediately become available for grant under the Plan, as applicable, and shall increase the number of Shares available for purposes of the Plan. To the extent that Options, Stock Appreciation Rights or Shares awarded under this Plan shall be cancelled, forfeited or terminated (or are settled in cash in lieu of Shares), such Shares shall be added back to the Plan on the same basis and subject to the same ratio that applied when they were granted and shall increase the number of Shares available for purposes of the Plan. Shares delivered in payment of the purchase price in connection with the exercise of any Award, Shares repurchased on the open market with proceeds received by the Company from stock exercises, Shares delivered or withheld to pay tax withholding obligations or otherwise under the Plan and Shares not issued upon the net settlement or net exercise of Stock Appreciation Rights shall not be added to and shall not increase the number of Shares available for purposes of the Plan. Stock Appreciation Rights to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan regardless of the number of Shares issued upon settlement of the Stock Appreciation Rights.

Adjustments. In the event of any Equity Restructuring, the number and type of Shares (or other securities or other property) subject to outstanding Awards, and the purchase price or exercise price with respect to any Award will be proportionately adjusted; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. The adjustments provided under this Section 4(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company. The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the Share Limit, the ISO Limit, the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 4(a), 4(b) and 6(d) hereof, the Limitations and Director Grant Limits as each are defined below, and the automatic grant figures set forth in Section 6(i)).

Substitute Awards. Substitute Awards shall not count toward the Share Limit (or the other limits in Section 4(a)), nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 4(a). Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.

Section 5. Eligibility
Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards
a.Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
i.Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option unless the Committee expressly acknowledges in its granting resolutions that such Option has been structured to be exempt from or compliant with the requirements of Section 409A.
ii.Option Term. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

iii.Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.
iv.Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:
1.The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.
2.All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.
3.Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.
4.The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.
5.Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.
6.Subject to adjustment as provided in Section 4(c), the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed maximum aggregate number of Shares described in Section 4(a) (the "ISO Limit").
b.Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive a whole number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. The term of any Stock Appreciation Right shall not exceed 10 years.
c.Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
i.Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.
ii.Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions and possible forfeiture applicable to such Restricted Stock, as set forth in the Award Agreement.

iii.Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of Service (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and with Shares of Restricted Stock reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.
d.Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.
e.Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine except that all Dividend Equivalents shall be subject to the same vesting conditions as to the underlying Award to which they are attached.
f.Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.
g.Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted unless the Committee expressly acknowledges in its granting resolutions that such Other Stock-Based Award has been structured to be exempt from or compliant with the requirements of Section 409A.
h.General.
i.Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.
ii.Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
iii.Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

iv.Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may, at any time that such Participant holds such Option, transfer a Non-Qualified Stock Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award (other than an Incentive Stock Option) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
v.Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.
vi.Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required, and shall have no liability for failure, to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange. No Shares or other assets shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system, including the Nasdaq Stock Market, on which Common Stock is then traded. No Shares shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, if doing so would violate any internal policies of the Company.
vii.Prohibition on Repricing. Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise or grant price and no Option or Stock Appreciation Right shall be canceled and replaced with either cash or Shares or with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the stockholders of the Company. In addition, no re-load Options may be granted without the approval of the stockholders of the Company.
i.Directors’ Automatic Stock Grant Program.
i.Automatic Quarterly Restricted Stock Awards. Beginning with the Adoption Date, each Non-Employee Director serving as a duly elected or appointed Class I, Class II, or Class III Director on the first day of each fiscal quarter shall receive a number of shares as approved by the Compensation Committee for each fiscal quarter of service. Shares granted pursuant to the Automatic Stock Grant Program shall vest over a three-year period, beginning with the first anniversary of the grant date and the Non-Employee Director shall not be required to pay any amount to the Company for such Shares. There shall be no limit on the number of Shares any one Non-Employee Director may receive over his or her period of Board service pursuant to the Automatic Stock Grant Program, and Non-Employee Directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Awards from the Company prior to becoming a Non-Employee Director shall nevertheless be eligible to receive Shares pursuant to the Automatic Stock Grant Program over their period of continued Board service. Non-Employee Directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive an Award under this subsection. If a Non-Employee Director ceases to serve as a member of the Board for any reason, such Non-Employee Director shall no longer be eligible or entitled to receive any Awards contemplated by this subsection. Non-Employee Directors elected to fill less than a three-year term will receive a pro rata stock award.

ii.Timing of Awards. Awards made pursuant to the Automatic Stock Grant Program shall be granted on the fifteenth (15th) day of the first month of the fiscal quarter for which the Non-Employee Director qualifies for such Award, provided that such day is not a Saturday, Sunday or holiday observed by The NASDAQ Stock Market. In the event that the fifteenth (15th) day of the first month of the fiscal quarter is a Saturday, Sunday or holiday observed by The NASDAQ Stock Market, the Shares shall be issued on the next regular business and trading day following the fifteenth (15th) day of the first month of the fiscal quarter.

Section 7. Amendment and Termination; Adjustments
a.Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:
i.violates the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Company;
ii.causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;
iii.increases the number of shares authorized under the Plan as specified in Section 4(a); or
iv.permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(h)(vii) of the Plan.
b.Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company.
c.Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding
In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only up to the maximum amount permitted to be withheld under applicable laws or regulations or financial accounting rules and without causing the Award to be classified as a liability under financial accounting rules) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only up to the maximum amount permitted to be withheld under applicable laws or regulations or financial accounting rules and without causing the Award to be classified as a liability under financial accounting rules). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions
a.No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
b.Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

c.Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
d.No Rights of Stockholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.
e.No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
f.No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Director of the Company or an Affiliate the right to continue as a Director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or Service at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
g.Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.
h.Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
i.No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
j.Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.
k.No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
l.Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
m.Section 16 Compliance. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons.

n.Conditions Precedent to Issuance of Shares. Shares shall not be issued, and the Company shall not have any liability for failure to issue Shares, pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.
o.Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority (but without an affirmative obligation) to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Section 409A and avoid the imposition of taxes under Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) twenty (20) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award. If the applicable Award Agreement or Participant’s employment agreement provides for Section 409A related provisions other than what is specified above in this Section 9(o), then such provisions in the Award or employment agreement shall govern.
p.Change in Control. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for their cancellation either with or without consideration, in all cases without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way.
q.Recoupment of Compensation. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.
r.Dividends. No dividends (that are paid by the Company to holders of Shares) will be paid or accrued with respect to Options, Stock Appreciation Rights, Restricted Stock Units or unearned Performance Awards; however, dividends may be paid with respect to unvested Restricted Stock awards issued under the Plan that are subject to time-vesting requirements only.
s.Dissolution. To the extent not previously exercised or settled, all Awards shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

t.Limits on Awards to Non-Employee Directors. Notwithstanding anything to the contrary, no Non-Employee Director serving in the below positions at any time during a Fiscal Year shall receive Awards during such Fiscal Year covering, in the aggregate, in excess of the following number of Shares (subject to adjustment under Section 4(c)) (the “Director Grant Limits”).
i.Chairperson or Lead Non-Employee Director: 50,000 Shares
ii.Other Non-Employee Director: 50,000 Shares

Section 10. Effective Date of the Plan
The Prior Plan was adopted by the Board effective as of February 18, 2022 and subsequently approved by Company stockholders. The Board approved this amendment and restatement of the Plan effective as of February 21, 2025 (the “Adoption Date”). If Company stockholders do not approve the amended and restated Plan on or before the consummation of the Annual Meeting, then the amended and restated Plan shall be null and void as of the day after the Annual Meeting and the Prior Plan in effect immediately prior to this amended and restated Plan shall continue in full effect. No further awards may be granted under the Prior Plan upon Company stockholder approval of this amended and restated Plan.

Section 11. Term of the Plan
No Award shall be granted under the Plan after (a) the tenth anniversary of the Adoption Date, or (b) any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

PROXY CARD
THE ENSIGN GROUP, INC.
29222 Rancho Viejo Road, Suite 127, San Juan Capistrano, California 92675
ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, MAY 15, 2025
(This Proxy is Solicited on Behalf of the Board of Directors)
The undersigned hereby appoints Barry R. Port and Chad A. Keetch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of The Ensign Group, Inc. held of record by the undersigned on March 20, 2025 at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Ensign's Southland Care Center facility, located 11701 Studebaker Road, Norwalk, California 90650 at 10:00 a.m. PDT, on Thursday, May 15, 2025 and at any adjournments or postponements thereof. Directions to the facility in order to attend the Annual Meeting may be obtained by calling (949) 487-9500. The undersigned also acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024 which were furnished with this proxy.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER
MEETING TO BE HELD ON MAY 15, 2025:
THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE AT
HTTP://WWW.PROXYVOTE.COM
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the four named director nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

1.ELECTION OF CLASS III DIRECTORS EACH FOR A THREE-YEAR TERM as follows:

NOMINEE: Dr. Ann S. Blouin                ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

NOMINEE: Dr. John O. Agwunobi                ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

NOMINEE: Mr. Barry R. Port                 ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

ELECTION OF CLASS II DIRECTORS EACH FOR A TWO-YEAR TERM as follows:

NOMINEE: Mr. Mark V. Parkinson                 ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

2.RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.
☐ FOR     ☐ AGAINST     ☐ ABSTAIN

3.APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

4.APPROVAL OF THE AMENDMENT TO THE ENSIGN GROUP, INC. 2022 OMNIBUS INCENTIVE PLAN

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon all other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof, provided that discretionary voting on such other matters is permitted by applicable rules and regulations.

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MARK HERE IF YOU PLAN TO ATTEND THE MEETING                 ☐

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